Exhibit 2.4

Meritas, LLC
630 Dundee Rd. Suite 400
Northbrook, IL 60062

May 26, 2015

Nord Anglia Education, Inc.

St George’s Building

Level 12

2 Ice House Street

Central

Hong Kong

Attention: Andrew Fitzmaurice

Dear Andrew:

Reference is hereby made to that certain Transaction Agreement (the “Transaction Agreement”), dated as of April 24, 2015, by and among (i) Nord Anglia Education, Inc., a Cayman Islands company (“Parent”), (ii) Viking Holdco, Inc., a Delaware corporation that is wholly-owned by Parent (“U.S. HoldCo”), (iii) NAE Holdings HK Limited, a Hong Kong private limited company that is wholly-owned by Parent (the “Chengdu Buyer” and, together with Parent and U.S. HoldCo, the “Buyer”), (iv) Viking Merger Subsidiary, LLC, a Delaware limited liability company that is wholly-owned by U.S. HoldCo (“Merger Sub” and together with the Buyer, the “Buyer Parties”), (v) those certain Persons identified as the “Blocker Stockholders” on the “Schedule of Sellers” (collectively, the “Blocker Stockholders”), (vi) Sterling International Schools C Corporation, a Delaware corporation (the “Blocker”), (vii) SCP III AIV One, L.P., a Cayman Islands exempted limited partnership (the “Chengdu Stockholder”), (viii) Sterling International Schools, a Cayman Islands exempted company (“Chengdu”), (ix) Meritas, LLC, a Delaware limited liability company (“OldCo”), including in the capacity as the Sellers’ Representative (as defined in the Transaction Agreement), and (x) Viking Holding Company, LLC, a Delaware limited liability company (“Meritas”). All capitalized terms used but not herein defined shall have the respective meanings ascribed to such terms in the Transaction Agreement.

This letter confirms our agreement that in connection with the Transaction Agreement:

1.              LMPS Securities Purchase Agreement — The LMPS Securities Purchase Agreement, Exhibit B to the Transaction Agreement, shall be replaced in its entirety by the LMPS Securities Purchase Agreement attached hereto as Annex A (the “Revised LMPS Securities Purchase Agreement”). Under the terms of the Revised LMPS Securities Purchase Agreement, U.S. HoldCo will purchase a convertible subordinated promissory note from Léman Manhattan Preparatory School, LLC, a New York limited liability company (“LMPS”) for an aggregate amount of $7,500,000 (the “Note”). The Note will be convertible into 10% of the aggregate membership interests of LMPS on a fully-diluted basis pursuant to its terms.

2.              LMPS LLC Agreement — The LMPS LLC Agreement, Exhibit C to the Transaction Agreement, shall be replaced in its entirety by the LMPS LLC Agreement attached hereto as Annex B (the “Revised LMPS LLC Agreement”).

3.              Leman Services Agreement — The Leman Services Agreement, Exhibit H to the Transaction Agreement, shall be replaced in its entirety by the Leman Services Agreement attached hereto as Annex C (the “Revised Leman Services Agreement”).

4.              Trademark License Agreement — The Trademark License Agreement, Exhibit L to the Transaction Agreement, shall be replaced in its entirety by the Trademark License Agreement attached hereto as Annex D (the “Revised Trademark License Agreement”).

5.              Nord Trademark License Agreement — The Nord Trademark License Agreement, Exhibit M to the Transaction Agreement, shall be replaced in its entirety by the Nord Trademark License Agreement attached hereto as Annex E (the “Revised Nord Trademark License Agreement”).

6.              Revised Transaction Agreements. For purposes of this letter agreement, the following documents are collectively referred to as the “Revised Transaction Agreements”: the (a) Revised LMPS Securities Purchase Agreement, (b) Revised LMPS LLC Agreement, (c) Revised Leman Services Agreement, (d) Revised Trademark License Agreement and (e) Revised Nord Trademark License Agreement; and the following documents are collectively referred to as the “Original Transaction Agreements”: the (i) LMPS Securities Purchase Agreement, (ii) LMPS LLC Agreement, (iii) Leman Services Agreement, (iv) Trademark License Agreement and (v) Nord Trademark License Agreement.

7.              Closing Deliverables. Each party hereto agrees that the Original Transaction Agreements required to be delivered at Closing pursuant to Sections 11.1(c), 11.1(h), 11.2(c) or 11.2(e) of the Transaction Agreement, as applicable, shall be in the form of the Revised Transaction Agreements.

8.              Closing Conditions. Each party hereto agrees that the conditions precedent to such party’s obligations to consummate the Transaction set forth in Sections 10.2(f) or 10.2(d) of the Transaction Agreement, as applicable, shall be satisfied by delivery of the items and documents set forth in Sections 11.1 or 11.2 of the Transaction Agreement, as applicable, with the Revised Transaction Agreements being delivered in lieu of the Original Transaction Agreements.

9.              General Revisions. All references in the Transaction Agreement to any of the Original Transaction Agreements shall be deemed to be a reference to the applicable Revised Transaction Agreement. All references in the Transaction Agreement to the acquisition by U.S. HoldCo of equity interests in LMPS representing 10% of LMPS on a fully-diluted basis shall be deemed to be deleted and replaced with references to the acquisition

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by US HoldCo of the convertible subordinated promissory note referenced in Paragraph 1 above.

This letter shall constitute an amendment to the Transaction Agreement, solely to the extent of the matters set forth herein. Except as expressly amended hereby, all of the other terms, covenants, agreements, conditions and other provisions of the Transaction Agreement shall remain in full force and effect in accordance with their respective terms.

Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may reasonably be necessary or appropriate in order to carry out the purposes and intent of this letter agreement, including by causing its Affiliates, including the Buyer Parties and Meritas Parties, as applicable, to take any such actions.

The provisions of Sections 16.1 (Notices, Consents, Etc.), 16.2 (Severability), 16.3 (Assignment; Successors), 16.7(b) (Amendment and Waiver), 16.8 (Third Party Beneficiaries), 16.11 (Interpretive Matters), 16.12 (Governing Law), 16.13 (Submission to Jurisdiction), 16.14 (Waiver of Jury Trial), 16.15 (Remedies), 16.16 (Acknowledgement) and 16.19 (Non-Recourse) of the Transaction Agreement shall apply hereto mutatis mutandis.

This letter agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

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If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing and returning the enclosed copy of this letter agreement.

Sincerely,

Meritas, LLC

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Authorized Signatory

Viking Holding Company, LLC

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Authorized Signatory

Sterling International Schools C Corporation

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Authorized Signatory

Sterling International Schools

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Authorized Signatory

Meritas, LLC, as Sellers’ Representative

By:	/s/ M. Avi Epstein
Name:	M. Avi Epstein
Title:	Authorized Signatory

[Signature Page to Letter Agreement]

Agreed and Accepted:

Nord Anglia Education, Inc.

By:	/s/ Graeme Robert Halder
Name:	Graeme Robert Halder
Its:	Director

Viking HoldCo, Inc.

By:	/s/ Graeme Robert Halder
Name:	Graeme Robert Halder
Its:	President

Viking Merger Subsidiary, LLC

By:	/s/ Graeme Robert Halder
Name:	Graeme Robert Halder
Its:	Manager

NAE HK Holdings Limited

By:	/s/ Graeme Robert Halder
Name:	Graeme Robert Halder
Its:	Director

[Signature Page to Letter Agreement]

ANNEX A: FORM OF SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of [              ], is by and between Viking Holdco, Inc., a Delaware corporation (the “Purchaser”), Léman Manhattan Preparatory School, LLC, a New York limited liability company (the “Company”), and, solely for purposes of Section 8(h), Meritas Schools Holdings, LLC, a Delaware limited liability company (“Holdings” and, together with the Company and the Purchaser, the “Parties”). Pursuant to this Agreement, the Parties intend for the Purchaser to purchase, and the Company to issue to the Purchaser, a convertible  subordinated promissory note substantially in the form attached hereto as Exhibit A (the “Note”).

1.                                      Purchaser has entered into that certain Transaction Agreement, dated as of April 24, 2015 (the “Transaction Agreement”).  Concurrently with the closing of the transactions contemplated by the Transaction Agreement, the Company and the Purchaser are entering into this Agreement.  Capitalized terms used but not defined herein shall have the meanings set forth in the Transaction Agreement.

2.                                      Concurrently with the closing of the transactions contemplated by the Transaction Agreement, the closing of the purchase and sale of the Note shall take place via electronic delivery of documentation, with delivery of such documentation deemed to occur at the offices of Katten Muchin Rosenman LLP in Chicago, Illinois (the “LMPS Closing”):

(a)                                 The Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, the Note for an aggregate purchase price of $7,500,000 (the “Purchase Price”).  For the avoidance of doubt, all dollar amounts referenced herein are denominated in U.S. dollars.

(b)                                 Payment of the Purchase Price for the Note will be made by the Purchaser (or its designee) by wire transfer of an amount of immediately available funds to such account as is designated by the Company.

(c)                                  At the LMPS Closing, the Company and its sole member shall execute and deliver the Amended and Restated Operating Agreement of the Company substantially in the form attached hereto as Exhibit B (the “Operating Agreement”).

(d)                                 At the LMPS Closing, the Purchaser and the Company shall enter into the license agreements, substantially in the forms attached hereto as Exhibit C and Exhibit D (collectively, the “License Agreements”).

(e)                                  At the LMPS Closing, the Purchaser and the Company shall enter into the services agreement, substantially in the form attached hereto as Exhibit E (the “Services Agreement”).

(f)                                   The Company may use all or a portion of the Purchase Price to pay a distribution to its sole member.

(g)                                  At the LMPS Closing, the Company shall deliver or cause to be delivered to the Purchaser a non-foreign affidavit dated as of the date of Closing from Meritas, LLC that complies with Treasury Regulation Section 1.1445-2(b)(2), duly completed and executed by Meritas, LLC, certifying as to its non-foreign status.

3.                                      Except as provided in Section 5 hereof or in the case of fraud, the Company and its Affiliates hereby disclaim all liability and responsibility for any statement or information regarding the Company made or communicated (orally, electronically or in writing) to the undersigned or any representative (including, without limitation, any other presentation, opinion, information or advice by any officer, director, employee, consultant, Affiliate, attorney, representative or agent of the Company or its Affiliates or by any other investor), and expressly disclaim any representation or warranty regarding the Company in relation to (including, without limitation, regarding the accuracy, completeness or truth of) any estimates, projections, forecasts, plans, budgets or other forward-looking statements regarding the Company, whether in relation to financial matters or anything else.

4.                                      The Purchaser hereby represents to the Company that:

(a)                                 the Purchaser is duly formed, validly existing and in good standing under the laws of Delaware, and has all requisite power and authority to (i) execute and deliver this Agreement, the Note, the License Agreements, the Services Agreement and any other documents contemplated hereby (collectively, the “LMPS Documents”), (ii) perform its obligations hereunder and thereunder and (iii) consummate the transactions contemplated hereby and thereby;

(b)                                 the execution, delivery and performance of the LMPS Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Purchaser;

(c)                                  the LMPS Documents have been duly and validly executed and delivered by the Purchaser and constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)                                 the execution, delivery and performance by the Purchaser of the LMPS Documents, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default under any provision of the Purchaser’s operating agreement or similar organization or governing

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documents; (ii) conflict with or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute a default under, give rise to any right of termination, cancellation or acceleration or result in the creation of any lien upon any of the assets or properties of the Purchaser or under any provision of, or require any consent, approval, authorization or action or filing pursuant to, any agreement or other instrument to which the Purchaser is a party or by which the Purchaser or any assets or properties thereof is or may be bound; or (iii) violate or require any consent, approval, authorization or action or filing pursuant to, any Law applicable to the Purchaser or any of its properties or assets;

(e)                                  the Purchaser is acquiring the Note hereunder for its own account with the present intention of holding the Note for purposes of investment, and it has no intention of selling such Note in a public distribution in violation of the federal securities laws or any applicable state securities laws;

(f)                                   the Purchaser is an “accredited investor” under Rule 501 of the Securities Act of 1933 and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company;

(g)                                  the Purchaser is able to bear the economic risks of an investment in the Note and could afford a complete loss of such investment;

(h)                                 the Purchaser has received and reviewed a copy of the Note, and understands that its rights with respect to the Note acquired by it hereunder are limited by certain terms and conditions set forth therein;

(i)                                     the Purchaser has been given the opportunity to obtain any information or documents, and to ask questions and receive answers about such documents, regarding the Company, and the business and prospects of the Company, as it deems necessary to evaluate the merits and risks related to the investment in the Note;

(j)                                    the Purchaser has had the opportunity to consult its own attorneys, accountants and investment advisors with respect to the investment contemplated hereby and its suitability for the Purchaser, including the tax and other economic considerations related to the investment; and

(k)                                 no agent, broker, investment banker, intermediary, finder or firm acting on behalf of the Purchaser will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from the Purchaser in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby.

5.                                      The Company hereby represents and warrants to the Purchaser that:

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(a)                                 the Company is duly formed, validly existing and in good standing under the laws of the State of New York, and the Company has all requisite power and authority to (i) execute and deliver the LMPS Documents to which it is a party, (ii) perform its obligations hereunder and thereunder and (iii) consummate the transactions contemplated hereby and thereby;

(b)                                 the execution, delivery and performance of the LMPS Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of the Company;

(c)                                  the LMPS Documents have been duly and validly executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms and conditions, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(d)                                 the execution, delivery and performance by the Company of the LMPS Documents, and the consummation of the transactions contemplated hereby and thereby, will not (i) conflict with or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute a default under any provision of the Company’s operating agreement or similar organization or governing documents; (ii) conflict with or result in any violation or breach of, any of the terms, conditions or provisions of, or constitute a default under, give rise to any right of termination, cancellation or acceleration or result in the creation of any lien upon any of the assets or properties of the Company or under any provision of, or require any consent, approval, authorization or action or filing pursuant to, any material agreement or other instrument to which the Company is a party or by which the Company or any assets or properties thereof is or may be bound; or (iii) to the Company’s knowledge, violate or require any consent, approval, authorization or action or filing pursuant to, any Law applicable to the Company or any of their properties or assets;

(e)                                  Meritas Schools Holdings, LLC is the record owner of 100% of the membership interests in the Company and except for this Agreement, there are no commitments, options, contracts or other arrangements whatsoever, whether written or oral, under which the Company or any other Person is or may become obligated to sell, transfer, pledge, purchase, repurchase, redeem, assign, convey or otherwise dispose of the Note or any other right or interest in the Company (including any membership interests or any securities convertible or exchangeable into membership interests) or that otherwise relate to or effect the Company’s membership interests. The Company has no Subsidiaries and does not own

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any equity interest (or any securities convertible or exchangeable into equity interests) in any other Person;

(f)                                   the Note is duly authorized and validly issued; the Class A Units issuable upon conversion of the Note have been duly and validly authorized and reserved and, when issued in compliance with the provisions of Note will be validly issued, fully paid and nonassessable and free and clear of all mortgages, pledges, liens, claims, encumbrances, other security arrangements, preferential arrangements or restrictions of any kind whatsoever;

(g)                                  other than Credit Suisse Securities, LLC, no agent, broker, investment banker, intermediary, finder or firm acting on behalf of the Company or its sole member will be entitled to any broker’s or finder’s fee or any other commission or similar fee, directly or indirectly, from the Company or its sole member in connection with the execution of this Agreement or upon consummation of the transactions contemplated hereby;

(h)                                 there are no material lawsuits, litigations, actions or other proceedings pending or, to the Company’s knowledge, threatened, against or otherwise relating to or involving the business, properties or assets of the Company;

(i)                                     the Company is in material compliance with all Laws applicable to its business, properties or assets.  No investigation or review by any governmental authority concerning any violation or possible violation of any such Law or other requirement is pending or, to the Company’s knowledge, threatened; and

(j)                                    the Company has provided the Purchaser with true, correct and complete copies of the unaudited balance sheet and statements of operations, and statements of cash flows of the Company as of and for the fiscal year ended June 30, 2014 and the Company’s unaudited consolidated balance sheet and statements of operations, and statements of cash flows as of and for the nine months ended March 31, 2015, which fairly present in all material respects the financial condition of the Company and which were prepared in all material respects in accordance with GAAP, consistently applied.

6.                                      With respect to taxes, the Company hereby represents and warrants to the Purchaser that:

(a)                                 The Company has timely filed (taking into account all valid and effective extensions thereof) all material tax returns required to be filed by it, and all such tax returns are complete and accurate in all material respects. The Company has paid and discharged all material taxes due and owing by them (whether or not shown on any tax returns) on or before the due date for payment thereof and have withheld, collected and paid over to the

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appropriate taxing authorities or is properly holding for such payment all material taxes required by law to be withheld or collected.  The Company is in compliance in all material respects with all applicable information reporting and tax withholding requirements under, U.S. federal, state, and local tax laws.

(b)                                 No tax audits or administrative or judicial tax proceedings, examinations, or requests for information are being conducted, or, to the Company’s knowledge, pending or have been threatened with respect to the Company.  The Company has not received from any taxing authority a claim that could give rise to taxes within the previous six (6) years by a governmental authority in a jurisdiction where the Company does not file tax returns. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency that has not already expired. No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings have been sought from, entered into or issued by any governmental authority with respect to the Company since the date of its formation.

(c)                                  There are no liens for taxes upon any property or assets of the Company other than liens for current taxes not yet due and payable.

7.                                      The representations, warranties and covenants contained herein shall survive the consummation of the transactions contemplated hereby indefinitely.

8.                                      The parties hereby agree that, for so long as the Note remains outstanding (capitalized terms used but not defined in this Section 8 shall have the meanings set forth in the Operating Agreement):

(a)                                 Pre-emptive Rights.  If the Board determines to issue or sell Additional Securities pursuant to Section 3.2 of the Operating Agreement or otherwise, Purchaser (or any of its Permitted Transferees) shall have the right to purchase up to the Purchaser’s Pro Rata Share (calculated on an as-if-converted basis) of all (or any part of) the Additional Securities which the Company may, from time to time, propose to sell and/or issue.  In connection therewith, the Purchaser (or its Permitted Transferees) shall be entitled to notice of, and all other rights with respect to, such issuance of Additional Securities, as contemplated by Section 3.2(b)(i) of the Operating Agreement, as though the Purchaser (or such Permitted Transferees) were a Member at the time of such proposed issuance.  In addition, no contribution of additional capital or issuance or sale of Units pursuant to Section 3.2(a)(i) of the Operating Agreement shall be senior to, dilute, reduce or otherwise adversely impact any of the rights of Purchaser hereunder, under the Note or otherwise under the Operating Agreement.

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(b)                                 Distributions.  Purchaser (or any of its Permitted Transferees) shall have a right to receive 10% of any distribution made by the Company to its Members pursuant to Sections 4.1 or 4.2 of the Operating Agreement; provided that any such distributions (excluding any tax distributions pursuant to Section 4.2 of the Operating Agreement) shall require the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed) and shall be treated as additional interest payments under the Note.

(c)                                  Board Rights.  So long as Purchaser (together with any of its Permitted Transferees) continues to hold 50% of the principal amount of the Note, (i) Purchaser (or such Permitted Transferee) shall have the right to designate one (1) Director and replace or remove such designee and fill any resulting vacancy, and (b)  Purchaser (or such Permitted Transferee) shall have the right to designate one (1) Director to any committee of the Board, other than the audit or compensation committees (provided that neither the audit committee nor the compensation committee shall take any action outside of such committee’s charter that is typically reserved for action by the full Board of Directors; provided further that so long as  Purchaser (or such Permitted Transferee) shall have the right to designate a Director pursuant to this Section 8(c), it shall be entitled to have a non-voting observer present at all meetings of the audit committee and to receive any materials and advance notices provided to any members of the audit committee).  In no event shall Purchaser or its Affiliates have any obligation to indemnify, advance expenses to or provide insurance for any Director.

(d)                                 Member Meeting Rights.  Purchaser (or any of its Permitted Transferees) shall be entitled to participate in any meetings of the Members, or actions by written consent, and to vote at any such meeting, or consent to any action, on an as-if-converted basis.  Purchaser (or any of its Permitted Transferees) shall be entitled to the same rights held by Members (on an as-if-converted basis) pursuant to Section 6.4 of the Operating Agreement in connection with any such meetings, including notice of the meeting, use of proxies, voting rights, required vote and quorum and action by written consent.

(e)                                  Amendments to Operating Agreement.  Notwithstanding the foregoing, so long as the Purchaser or any of its Permitted Transferees continues to hold any interest in the Note, no amendment to the Operating Agreement, which would reasonably be expected to adversely affect the Purchaser’s or its Affiliates’ rights thereunder on an as- if- converted basis or otherwise have a disproportionate and adverse impact on the Purchaser or its Affiliates on an as-if-converted basis as compared to any other Member, shall take effect or be permitted by the Company without the prior written consent of the Purchaser.

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(f)                                   Information Rights.  Within ninety (90) days after the end of each taxable year of the Company, and within forty five (45) days after the end of each fiscal quarter, the Board shall use its good faith efforts to cause to be sent to Purchaser (or its Permitted Transferees) a complete accounting (including audited (or in the case of any fiscal quarter, unaudited) financial statements (including a balance sheet, income statement and statement of cash flows)) of the affairs of the Company for the taxable year then ended.

(g)                                  Protective Provisions. So long as Purchaser (or any of its Permitted Transferees) continues to hold any interest in the Note, the Board (or to the extent applicable, any committee thereof) shall not approve, and neither the Company nor any Subsidiary of the Company shall take, any of the actions set forth below unless the Company has received the prior written consent of Purchaser (or such Permitted Transferee):

(1)                                 any material change in the nature of the Business of the Company or its Subsidiaries;

(2)                                 any (A) acquisition of (x) any other Person or (y) business of any other Person (whether by purchase of equity interests or assets, or by merger or otherwise), or (B) entry into any material lease for additional teaching space that has annual rental obligations in excess of $1,000,000 per year (which consent may not be unreasonably withheld, conditioned or delayed);

(3)                                 any entry into, or modification of, any agreement or transaction with any Unit Holder or any of its Affiliates (other than with respect to any capital raise permitted or contemplated under the Operating Agreement, any customary agreements with Service Members relating to employment or equity-based compensation and any other transaction arising in the ordinary course of business that is entered into on an arm’s-length basis);

(4)                                 any issuance or sale of any equity interests or Convertible Securities in the Company or any of its Subsidiaries to (A) any Competitor or (B) any Person that does not specifically agree in writing to be subject to, and to Transfer its equity interests to Nord or a third party (as applicable) as and when required by, Sections 7.4, 7.5(a) and 7.5(c) of the Operating Agreement; or

(5)                                 any redemption, repurchase or re-acquisition of any equity interests or Convertible Securities in the Company or any of its Subsidiaries (other than repurchases of Units from Service Members pursuant to Sections 7.8 or 7.9 of the Operating Agreement).

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(h)                                 By executing this Agreement, Holdings agrees that, so long as the Note remains outstanding, it shall (and shall cause any of its Affiliates and any Person to whom it transfers any of its membership interests in the Company to) take such actions as may be necessary or appropriate to give effect to the provisions of this Section 8 and Sections 4, 5 and 6 of the Note, including by agreeing to and executing any amendment to the Operating Agreement approved by the Purchaser which may be necessary or appropriate to effect any of the foregoing matters, or by otherwise executing, acknowledging and delivering such further instruments, and doing such further acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Section 8 and Sections 4, 5 and 6 of the Note.

9.                                      This Agreement shall be construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.  The Purchaser hereby agrees that (a) any and all litigation arising out of this Agreement shall be conducted only in courts of the State of New York, or the courts of the United States of America located in the State of New York, and (b) such courts shall have the exclusive jurisdiction to hear and decide such matters.  The Purchaser hereby submits to the jurisdiction of such courts and waives any objection it may now or hereafter have to venue or that such courts are inconvenient forums.  IN ANY ACTION INVOLVING OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY.

10.                               Each party shall be responsible for all fees, costs and expenses incurred by such party in connection with or arising out of the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby.  The parties hereby covenant and agree to share equally all applicable taxes related to the purchase, sale or other transfer of, the Note in all jurisdictions, whether U.S. or foreign.

11.                               This Agreement is intended and agreed to be solely for the benefit of the parties hereto, and, subject to the Purchaser’s right to transfer and assign the Note in accordance with the terms thereof, no other Person shall accrue any benefit, claim or right of any kind whatsoever pursuant to, under, by or through this Agreement.

12.                               Common nouns and pronouns used in this Agreement shall be deemed to refer to the masculine, feminine, neuter, singular and plural, as the identity of the Person may in the context require.

13.                               This Agreement may be executed in counterparts, including counterparts bearing a facsimile (or other electronic transmission including email of a “PDF” signature) signature copy, each of which shall be deemed an original but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other.  The parties hereto intend that a facsimile signature (or other electronic transmission including email of a “PDF” signature) copy on this Agreement shall have the same force and effect as an original signature.  No party hereto shall raise the use of a facsimile machine or other electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated

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through the use of a facsimile machine or other electronic transmission as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

14.                               The Parties acknowledge and agree that, for each Party that is not a natural Person (each such Person, a “Corporate Person”), none of such Corporate Person’s parents, Subsidiaries, affiliates, investors, officers, directors, shareholders, members, employees, agents, Representatives, equity or debt holders, or any of their respective parents, Subsidiaries, affiliates, investors, officers, directors, members, shareholders, employees, agents, Representatives, equity or debt holders, shall have any obligation or liability for any amounts due or that may become due, for any reason, under or in any way related to this Agreement, unless such Person is also a Party. This Section 14 is intended to and shall preclude any party from alleging or pursuing any claim that depends on or is based on the doctrine of “alter ego,” “piercing the corporate veil” or any other argument or law seeking to hold any Person other than the Corporate Persons that are the signatories to this Agreement responsible for any obligation that may arise as a result of this Agreement, or the termination of this Agreement.

15.                               This Agreement, the preamble and recitals to this Agreement and the Exhibit attached hereto and the Transaction Agreements and the LMPS Documents, together with the Confidentiality Agreement, set forth the entire understanding of the Parties with respect to the matters contemplated hereby, supersede all prior discussions, understandings, agreements and representations and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any Party in connection with the negotiation of the terms hereof.

16.                               This Agreement and any provision hereof may be amended, waived or modified only by a written instrument executed by all of the Parties or, in the case of the waiver, by the Party waiving its rights hereunder.  No failure of any Party to exercise any right or remedy given to such Party under this Agreement or otherwise available to such Party or to insist upon strict compliance by any other Party with respect to its obligations hereunder, and no custom or practice of the Parties in variance with the terms hereof, shall constitute a waiver of any Party’s right to demand exact compliance with the terms hereof, unless such waiver is set forth in writing and executed by such Party.  Any such written waiver shall be limited to those items specifically waived therein and shall not be deemed to waive any future breaches or violations or other non-specified breaches or violations unless, and to the extent, set forth therein.

17.                               Each of the Parties shall, at the request of the other Parties hereto, execute and deliver any further instruments or documents and take all such further actions as are reasonably requested of it in order to consummate and make effective the Transaction.

18.                               Any notices, consents or other communications required to be sent or given hereunder by any of the Parties shall in every case be in writing and shall be deemed properly served if and when (a) delivered by hand, (b) transmitted by facsimile with confirmation of transmission, (c) delivered by Federal Express or other express overnight delivery service, or registered or certified mail, return receipt requested, or (d) transmitted by email, so long as the sender of such email has not received an automatic email from the applicable email server indicating a delivery failure, to the Parties at the addresses as set forth in Schedule 16.1 to the Transaction Agreement or at such other addresses as may be furnished in writing.  Date of

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service of such notice shall be (x) the date such notice is delivered by hand or by facsimile or electronic mail, (y) one (1) Business Day following the delivery by express overnight delivery service, or (z) three (3) days after the date of mailing if sent by certified or registered mail.

19.                               The unenforceability or invalidity of any term or provision of this Agreement shall not affect the enforceability or validity of any other term or provision.

20.                               Neither this Agreement, nor any rights, obligations or interests hereunder, may be assigned by any Party hereto, except with the prior written consent of the other Parties hereto.

[Remainder of page intentionally left blank.
Signature page to follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement on the date first written above.

PURCHASER:

VIKING HOLDCO, INC.

By:
Name:
Title:

COMPANY:

LÉMAN MANHATTAN PREPARATORY SCHOOL, LLC

By:
Name:
Title:

HOLDINGS:

MERITAS SCHOOLS HOLDINGS, LLC, solely for purposes of Section 8(h)

By:
Name:
Title:

[Signature Page to LMPS Securities Purchase Agreement]

Exhibit A

Form of Convertible Subordinated Note

(see attached)

EXHIBIT A TO THE LMPS SECURITIES PURCHASE AGREEMENT

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

CONVERTIBLE SUBORDINATED PROMISSORY NOTE

Date of Issuance
$7,500,000	Date: , 2015 (the “Issue Date”)

FOR VALUE RECEIVED, Léman Manhattan Preparatory School, LLC, a New York limited liability company (the “Borrower”), hereby promises to pay to Viking Holdco, Inc., a Delaware corporation (the “Lender”), the principal sum of Seven Million Five Hundred Thousand Dollars ($7,500,000), together with interest thereon from the date of this convertible subordinated promissory note (this “Note”).  Interest shall accrue at the Annual Mid-Term Applicable Federal Rate per annum, as in effect on the date hereof, based on a 365-day year, and compounding annually.  Unless earlier converted into Class A Units (as defined below), the principal and any accrued, but unpaid interest shall be due and payable by the Borrower upon ten (10) days’ prior written notice by the Lender (a “Payment Notice”) at any time after [           ], 2022 (the “Maturity Date”).  Capitalized terms used, but not hereinafter defined, shall have the meaning set forth in the Amended and Restated Operating Agreement of the Borrower, dated as of [•], 2015 (the “Operating Agreement”).  For purposes of this Note, “Class A Units” means the Class A Units of the Borrower, with the rights and obligations as set forth in the Operating Agreement, representing 10% of the aggregate membership interests of the Borrower (on a fully-diluted basis) at the time of conversion of this Note pursuant to Section 3 hereof.

1.                                      Payment.  Prepayment of principal may not be made prior to the Maturity Date without the prior written consent of the Lender.  In the event of prepayment, any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on the Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of the Note.  Accrued interest shall be payable as follows: on an annual basis beginning on the first anniversary of the Issue Date, the Borrower will pay to Lender in cash an amount equal to forty percent (40%) of the accrued, but unpaid, interest with respect to the preceding twelve months; and all accrued interest not payable pursuant to the foregoing shall remain due and owing, but shall not be added to the principal amount of this Note.  All payments shall be made at the principal office of the Borrower, or at such other place as the holder hereof may from time to time designate in writing to the Borrower.  The Borrower hereby waives demand, notice, presentment, protest and notice of dishonor.  Lender (or any of its Permitted Transferees) shall have a right to receive 10% of any distribution made by the Company to its Members pursuant to Sections 4.1 or 4.2 of the Operating Agreement; provided that any such distributions (excluding any tax distributions pursuant to Section 4.2 of the Operating Agreement) shall require the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed) and shall be treated as additional interest payments under the Note.

2.                                      Security; Subordination.  This Note is a general unsecured obligation of the Borrower.  This Note shall be subordinate in right of payment and security to any indebtedness for borrowed monies from any senior lender, and the Lender agrees to execute any reasonable subordination agreement requested by any such senior lender.

3.                                      Conversion Terms.  This Note shall be convertible into Class A Units according to the following terms:

3.1                               Optional Conversion.  At any time after the date hereof, following (a) receipt of a Payment Notice (unless 10 days have elapsed since receipt of such Payment Notice, in which case the principal and any accrued, but unpaid interest hereunder shall be due and payable by the Borrower) or (b) delivery by Borrower to Lender of reasonable evidence of the receipt of any required material third party consents to the conversion of this Note or reasonable evidence that no such consent is required (including as a result of any waiver of any such consent right), Borrower may cause this Note to be converted into Class A Units upon five (5) Business Days prior written notice. At no time, shall the Lender have any right to convert this Note into Class A Units, without the prior written consent of Borrower.

3.2                               Automatic Conversion.  This Note shall automatically be converted into Class A Units, without any action required by either Lender or Borrower, immediately prior to the consummation of a Third Party Sale.

3.3                               Interest Payment.  Upon any conversion of this Note in accordance with Section 3.1 or Section 3.2, any accrued, but unpaid, interest shall be due and payable by the Borrower, and paid in cash, as soon as practicable following the date of such conversion.

3.4                               Mechanics and Effect of Conversion.  The Lender shall surrender this Note, duly endorsed, at the principal office of the Borrower after full conversion of this Note.  Upon full conversion of this Note, the Borrower shall be forever released from all its obligations and liabilities under this Note.  Upon any such conversion, the Company shall take such steps as are necessary to issue the required number of Class A Units to the Lender arising upon such conversion, and shall ensure that the Company’s register of Unit Holders and Operating Agreement is updated to reflect the same.

3.5                               Class A Unit Documentation.  The Lender understands and agrees that the conversion of this Note into Class A Units in accordance with the terms set forth in this Note shall require the Lender’s execution of the Operating Agreement (it being agreed and understood that, even prior to conversion of this Note, the Lender shall be an express third party beneficiary of the Operating Agreement pursuant to Section 10.12 thereof).

4.                                      Transfers of Units.  So long as Lender (or any of its Permitted Transferees) continues to hold any interest in this Note, other than Transfers to a Permitted Transferee or pursuant to Sections 7.4, 7.5, 7.8, 7.9 or 7.10 of the Operating Agreement, no Person may, and Borrower shall not permit any person to, Transfer all or any portion of its Units or any interest in the Company (including, in the case of the Rollover Investor, any interests in the Rollover Investor (or its direct and indirect equityholders)) without the prior written consent of both the Rollover Investor and Lender, which consent may be given or withheld in each such Person’s sole discretion.

5.                                      Third Party Sale. So long as Lender (or any of its Permitted Transferees) continues to hold any interest in this Note, Lender shall be entitled to exercise its rights with respect to the ROFO, and be subject to the obligations in connection with a Third Party Sale, in each case in accordance with the terms set forth in Section 7.4 of the Operating Agreement, and subject in all events to the automatic conversion of this Note into Series A Units immediately prior to the consummation of such Third Party Sale, pursuant to Section 3.2 hereof.

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6.                                      Put and Call Rights.  So long as Lender (or any of its Permitted Transferees) continues to hold any interest in this Note, Lender shall be entitled to exercise its rights under the Nord Call Right and Nord Put Right, and be subject to the same obligations under the Rollover Put Right, in each case in accordance with the terms set forth in Section 7.5 of the Operating Agreement.

7.                                      Miscellaneous.

7.1                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties; provided, however, that the Borrower may not assign its obligations under this Note without the written consent of the Lender and, subject to the final sentence of this Section 7.1, the Lender may not transfer any interest in this Note without the consent of the Borrower.  Nothing in this Note, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Note, except as expressly provided in this Note. Notwithstanding the foregoing, this Note may be transferred or assigned by the Lender to any Permitted Transferee or pursuant to the Put and Call Rights.

7.2                               Governing Law.  This Note shall be governed by and construed under the laws of the State of New York relating to contracts entered into and to be performed wholly within such State.  Any suit, action or proceeding with respect to this Note shall be brought in the courts of the State of New York, or in the federal courts, located in New York, New York, and the Borrower and the Lender hereby accept and consent to the exclusive jurisdiction of such courts for the purpose of any suit, action or proceeding.

7.3                               Titles and Subtitles.  The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

7.4                               Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (l) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  If notice is to be delivered pursuant to (ii), (iii) or (iv) above, then such notice shall be sent to the corresponding address for such party set forth on the signature page to this Note.  Either party may change its address for notice hereunder by giving written notice to the other party thereof in the manner herein provided.

7.5                               Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

7.6                               Waiver of Jury Trial.  TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS NOTE, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND

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IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.  TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS NOTE WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

7.7                               Entire Agreement; Amendments and Waivers.  This Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.  Any term of this Note may be amended and the observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Borrower and the Lenders.  Any waiver or amendment effected in accordance with this Section 7.7 shall be binding upon each future holder of all such securities and the Borrower.

7.8                               Counterparts.  This Note may be executed in two (2) counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.9                               Payments; Expenses.  Payment shall be made in lawful tender of the United States.  The Borrower agrees to pay all costs incurred or paid by the Lender in connection with the enforcement of this Note and the collection of any amounts hereunder.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first written above.

BORROWER:

LÉMAN MANHATTAN PREPARATORY SCHOOL, LLC

By:
Name:
Title:

Address:

Email:

THE UNDERSIGNED, BEING THE SOLE MEMBER OF BORROWER, HEREBY ACKNOWLEDGES THE TERMS OF THIS NOTE AND AGREES THAT BORROWER IS AND SHALL BE BOUND BY (AND THE UNDERSIGNED SHALL AND SHALL CAUSE BORROWER TO COMPLY WITH) THE TERMS OF THIS NOTE:

MERITAS SCHOOLS HOLDINGS, LLC

By:
Name:
Title:

Address:

Email:

[Signature Page to Convertible Promissory Note]

ACKNOWLEDGED AND AGREED BY LENDER:

VIKING HOLDCO, INC.

By:
Name:
Title:

Address:

Email:

[Signature Page to Convertible Promissory Note]

Exhibit B

Form of Operating Agreement

(see attached)

Exhibit C

Form of Trademark License Agreement

(see attached)

Exhibit D

Form of Nord Trademark License Agreement

(see attached)

Exhibit E

Form of Services Agreement

(see attached)

ANNEX B: FORM OF LMPS LLC AGREEMENT

AMENDED AND RESTATED OPERATING AGREEMENT
OF
LÉMAN MANHATTAN PREPARATORY SCHOOL, LLC

This AMENDED AND RESTATED OPERATING AGREEMENT (this “Agreement”), effective as of [         ], 2015 (the “Effective Date”), is entered into by and among Léman Manhattan Preparatory School, LLC (the “Company”) and the persons set forth as Members (as hereinafter defined) on Exhibit A attached hereto and made a part hereof.

WHEREAS, the Company was formed by the filing of a Certificate of Formation filed with the Secretary of State of the State of New York effective as of February 1, 2011 and is governed by that certain Operating Agreement, effective as of February 1, 2011 (the “Original Agreement”);

WHEREAS, substantially concurrently with the execution hereof, Nord (as defined herein) has purchased from the Company a convertible subordinated promissory note (the “Note”), which may be converted into membership interests consisting of Class A Units (as defined herein) of the Company constituting ten percent (10%) of the aggregate outstanding membership interests of the Company, pursuant to that certain Securities Purchase Agreement, dated as of the date hereof between Nord and the Company; and

WHEREAS, in accordance with Article IX of the Original Agreement, the Company and the Members desire to enter into this Agreement which amends and restates in its entirety the Original Agreement and sets forth, among other things, the governance of the Company, the respective ownership interests of the Members, and the relationship of the parties thereto.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Original Agreement is amended and restated in its entirety as follows:

Article I
Defined Terms

In addition to the capitalized terms defined throughout this Agreement, the following capitalized terms shall have the meanings specified in this Article I.

“Accountants” means Deloitte LLP, or if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by the Board and Nord in writing; provided that if the Board and Nord are unable to select an alternative firm within thirty (30) calendar days after delivery of the Protest Notice (as defined below), either the Board or Nord may request the American Arbitration Association to appoint, within twenty (20) Business Days from the date of such request, an independent accounting firm meeting the requirements set forth above or a neutral and impartial certified public accountant with significant arbitration experience related to disputes relating to the calculation of EBITDA.

“Act” means the Limited Liability Company Law of the State of New York, and any successor statute, as amended from time to time.

“Additional Members” means the Persons admitted as additional Members in accordance with Section 3.2(a).

“Additional Securities” means any Units or other equity interests in the Company or Convertible Securities, whether now authorized or not, issued after the execution hereof; provided that, for the avoidance of confusion, the term “Additional Securities” does not include any (i) Convertible Securities issued to employees, directors, independent contractors or consultants of the Company or any of its Subsidiaries pursuant to the Equity Incentive Plan and Units or other equity interests of the Company issued upon exercise of such options or exercise or conversion or exchange of such other Convertible Securities, (ii) Units or other equity interests of the Company issued to employees, directors, independent contractors or consultants of the Company or any of its Subsidiaries pursuant to the Equity Incentive Plan, (iii) Units or other equity interests of the Company issued upon exercise, conversion or exchange of any Convertible Securities pursuant to their terms, (iv) Units or other equity interests of the Company or Convertible Securities issued in connection with any acquisition by the Company or any of its Subsidiaries of any shares of capital stock or assets of any Person, or any merger, consolidation or reorganization involving the Company or any of its Subsidiaries authorized by the Board of Directors in accordance with the terms of this Agreement, (v) Units or other equity interests of the Company issued pursuant to a public offering that is registered under the Securities Act, (vi) Units or other equity securities of the Company or Convertible Securities issued in connection with a stock split or other subdivision of, or as a dividend or other distribution with respect to, the Units or other equity interests, (vii) Units or other equity interests of the Company or Convertible Securities issued in connection with any arm’s-length strategic alliances, joint ventures, financing arrangements, third party credit arrangements or other partnering arrangements on behalf of the Company or any of its Subsidiaries authorized by the Board of Directors in accordance with the terms of this Agreement, or (viii) Units or other equity interests of the Company issued to Directors or other Service Providers of the Company or its Affiliates in exchange for capital contributions made by such Persons to the Company on such terms as determined by the Board in accordance with the terms of this Agreement.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant taxable year or other period, after giving effect to the following adjustments:

(a)                                 credit such Capital Account by any amounts which such Member is obligated to restore pursuant to this Agreement (including any note obligations) or is deemed to be obligated to restore pursuant to the penultimate sentence of each of Regulations Sections 1.704-2(i)(5) and 1.704-2(g)(1); and

(b)                                 debit such Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Affiliate” of, or a Person “Affiliated” with, a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified; provided that, for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” means this Amended and Restated Operating Agreement, as amended, modified, supplemented or restated from time to time in accordance with its terms.

“Assumed Tax Rate” means, with respect to a taxable year of the Company, the higher of the then applicable (a) highest federal, state and local income tax rate for an individual residing in the State of New York, and (b) highest federal, state and local income tax rate for a corporation doing business in the State of New York; provided, however, that the deductibility of the state income taxes for federal income tax purposes shall be taken into account.

“Available Cash” means all cash revenues, funds and proceeds received by the Company from any source, except for Capital Contributions, less the sum of (i) all payments of principal, interest and other amounts then due and payable on any indebtedness of the Company; (ii) all expenses and expenditures paid in cash by the Company; and (iii) reasonable working capital reserves (including for investments by the Company in new projects) and reasonable reserves for contingencies as determined by the Board of Directors or as otherwise required by GAAP.

“Board Determined Cause Event” means, with respect to a Service Member who is no longer engaged by or provides services to the Company, a determination by the Board in good faith that such Service Member has committed a felony or other crime or an act of gross negligence or willful misconduct, in each case, causing harm to the Company or its Affiliates or any act constituting fraud with respect to the Company or its Affiliates.

“Board Determined Competition” means, with respect to a Service Member, a determination by the Board in good faith that such Service Member is competing or has competed with the Business of the Company and/or any of its Subsidiaries.

“Business” means (a) the business of operating private for-profit pre-K-12 schools in which all tuition is paid primarily by private funds of the students and their family members, (b) the business of residential boarding for students enrolled in the schools, (c) summer camps and (d) any other business the Company is engaged in currently or engages in in the future, provided that, in the case of a Service Member (i) who has entered into a written contract of employment with the Company or an Affiliate of the Company which defines the term “Business”, the term “Business” with respect to such Service Member shall have the meaning set forth in such written contract of employment as it may be amended from time to time, and regardless of the continuation of employment of such Service Member or the termination or expiration of the applicable written contract of employment, and (ii) who has not entered into any contract described in clause (i) above, the term “Business” shall also include any other businesses in which the Company is engaged in, or planned business for which the Company has taken affirmative steps to implement, launch or pursue, as of the time of the termination of such Service Member’s employment with or engagement by the Company.

“Business Day” means a day other than Saturday, Sunday or any other day on which commercial banks in New York City, New York or Hong Kong are authorized or required by law to close.

“Capital Account” means the account maintained by the Company for each Member.  If any Unit or interest in the Company is transferred pursuant to the terms hereof, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Unit or interest in the Company.  It is intended that the Capital Accounts of all Unit Holders or holders of an interest in the Company shall be maintained in compliance with the provisions of Regulation Section 1.704-1(b), and all provisions hereof relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation.

“Capital Contribution” means the total amount of cash and the Gross Asset Value of any other assets contributed to the Company by a Member, net of liabilities assumed or to which the assets contributed are subject.

“Cause” means, with respect to a Service Member:

(a)                                 if such Service Member has an employment or similar agreement with Employer, the meaning assigned to such term in such employment or similar agreement, and

(b)                             in all other cases, such Service Member’s termination of employment with or engagement by Employer, the occurrence of any of the following events: (i) such Service Member’s gross negligence or willful misconduct in the performance of his duties to the Company hereunder; (ii) the determination of the Board that such Service Member has committed a felony or other crime causing harm to the Company or its Affiliates or any act constituting fraud with respect to the Company or its Affiliates; (iii) a breach by such Service Member of any term or condition of this Agreement, any employment agreement, equity grant agreement or a breach by such Service Member of any of such Service Member’s other obligations to the Company or its Affiliates; (iv) such Service Member shall have refused to perform directives of the Board of Directors or any officer to whom such Person reports, or the board of directors (or other governing body) of any Affiliate (or any officer of such Affiliate) that are consistent with the scope and nature of his duties and responsibilities as an employee or service provider of the Company or its Affiliates; (v) such Service Member shall have engaged in the unlawful use (including being under the influence) or possession of illegal drugs; (vi) such Service Member shall have refused, upon request by the Company (which request may be provided by the Company in the Company’s sole discretion at any time while such Service Member is employed by the Company) to be screened or tested for drug use; (vii) such Service Member shall have engaged in dishonesty during his or her hiring process; or (viii) such Service Member shall have failed to disclose to the Company any conflict of interest.

The decision to terminate a Service Member’s employment for Cause, to take other action or to take no action in response to any occurrence shall be in the sole and exclusive discretion of the Company and the Board.  A Service Member’s employment by the Company also shall be deemed terminated for Cause if the Service Member resigns from the Company and the Board determines in good faith that one or more of the events described above existed as of the time of such resignation.

“Class A Unit” means a Unit in the Company designated as a Class A Unit, having an ownership interest in the capital, Profits, Losses and distributions of the Company as provided herein.

“Class B Unit” means a Unit in the Company designated as a Class B Unit, having an ownership interest in the capital, Profits, Losses and distributions of the Company as provided herein.

“Code” means the United States Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

“Common Member” means a Member holding Common Units.

“Common Unit” means a Class A Unit or a Class B Unit. Each Common Unit shall entitle the holder thereof to one vote on any matter submitted to the vote of the Members.

“Company Property” means any and all property or assets, real or personal, tangible or intangible, owned of record or beneficially by the Company.

“Competitor” means, as determined by the Board in good faith, any Person that directly competes with Nord or its Affiliates in the private K-12 education sector (whether such Person is an operator of schools for all school grades between K-12, or any number of school grades in such range (i.e., whether only high school, middle school, elementary school, kindergarten or any combination thereof)).

“Convertible Securities” means (a) rights, options or warrants to purchase equity interests in the Company or any securities described in the subsequent clause (b), and (b) securities of any type whatsoever that are, or may become, convertible into or exchangeable for equity interests in the Company, including the Note.

“Depreciation” means, for each fiscal year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to assets for such fiscal year, except that if the Gross Asset Value of the assets differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such fiscal year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such fiscal year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board.

“Director” means a member of the Board of Directors.

“EBITDA” means  the net earnings of the Company and its Subsidiaries, on a consolidated basis, from continuing operations excluding expenses from interest, income taxes, depreciation and amortization, calculated in accordance with GAAP and consistent with past practice (which past practice shall include the method of determination used by the Company prior to the Effective Date, taking into consideration the historical growth trend of the Business of the Company and its Subsidiaries), as determined in accordance with Section 7.5(f); provided, however, that the calculation of EBITDA shall not take into account the Brand Management Fee (as defined in the Nord Trademark License Agreement (i.e., the Brand Management Fee is an “add-back” for purposes of calculating EBITDA).

“Economic Interest” means a Member’s or Economic Owner’s share of the Company’s Profits and Losses and distributions pursuant to this Agreement and the Act, but shall not include any right to participate in the management and affairs of the Company, the right to vote or otherwise participate in any decisions of the Members, or any right to receive information concerning the Business and the Company.

“Economic Owner” means any owner of an Economic Interest who is not a Member, but holds Units pursuant to a Transfer described in Section 7.2(d).  No owner of an Economic Interest which is not a Member shall be deemed a member (as the term is used in the Act) of the Company.

“Employer” has the meaning set forth in Section 7.8(a).

“Equity Incentive Plan” means an equity incentive or similar plan adopted by the Board of Directors, which permits Directors, employees or service providers of the Company and its Subsidiaries to receive Incentive Units or options to acquire Incentive Units in connection with the performance of services in such Persons’ capacity.

“Fair Market Value” means, with respect to any Units being purchased pursuant to Sections 7.9 or 7.10, the fair market value of such Units as of the applicable date as determined by the Board in its reasonable discretion taking into account such factors as the Board deems appropriate.  In the event that as of the time of exercise of the Company’s repurchase right pursuant to Section 7.9 or Section 7.10 a capital raise by the Company is imminent, as determined by the Board in good faith, and/or any Convertible Securities are outstanding, then the Board shall be authorized to take into account when determining such Fair Market Value the effect of such capital raise or conversion of such Convertible Securities on the value of the Units.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                                 The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined in accordance with this Agreement;

(b)                                 The Gross Asset Values of all Company Property shall be adjusted to equal the respective gross fair market values of such property, as determined by the Board, as of the following times: (i) the acquisition of an additional Economic Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an Economic Interest; (iii) the liquidation of the Company within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations and (iv) the issuance of an Economic Interest to any Person as compensation for services provided to or on behalf of the Company; provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)                                  The Gross Asset Value of any Company Property distributed to any Member shall be adjusted to equal the gross fair market value of such property on the date of distribution as determined by the distributee and the Board; and

(d)                                 The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent the Board determines that an adjustment pursuant to subsection (b) hereof is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (a), (b), or (d) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Incentive Unit” means a Unit in the Company designated as an Incentive Unit, having an ownership interest in the Profits, Losses and distributions of the Company as provided herein.  The Incentive Units shall be non-voting.  Incentive Units shall not be Common Units.

“Incentive Unit Factor” means, with respect to the Incentive Units as of any determination date, the applicable Incentive Unit Percentage as of such determination date, multiplied by the quotient of (a) the number of issued and outstanding Incentive Units that have become vested as of such determination date, divided by (b) the number of Incentive Units (whether issued or unissued).

“Incentive Unit Percentage” means, with respect to the Incentive Units, such percentage as determined by the Board.

“Involuntary Withdrawal” means, with respect to a Member, the occurrence of any of the following events:

(a)                                 the Member (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary petition of bankruptcy, is adjudged bankrupt or insolvent or has entered against it an order for relief in any bankruptcy or insolvency proceeding; (iii) seeks, consents to, or acquiesces in the appointment of a trustee for, receiver for, or the liquidation of the Member or of all or any substantial part of the Member’s properties; or (iv) files an answer or other pleading admitting, or failing to contest, the material allegations of a petition filed against the Member in any proceeding described in subsections (i) through (iii);

(b)                                 if the Member is a partnership or limited liability company, the dissolution and commencement of winding up of the Member;

(c)                                  if the Member is a corporation, the dissolution of the corporation or the revocation of its charter; or

(d)                                 if the Member is an individual, his or her death or legal incompetence.

“Majority-in-Interest of the Members” means the Members holding in the aggregate more than fifty percent (50%) of the Common Units.

“Member” means any Person whose name is set forth on Exhibit A attached hereto or who has become a Member pursuant to the terms of this Agreement.

“Net Equity Value” means, as of any particular date, the aggregate proceeds which would be received by the holders of Units if: (a) the assets of the Company as a going concern were sold at their fair market value; (b) the Company satisfied and paid in full all of its obligations and liabilities (including all taxes, costs and expenses of the Company incurred in connection with such transaction and any reserves reasonably established by the Board for contingent liabilities); and (c) such net sale proceeds were then distributed in accordance with Section 4.1, all as of such particular date and as determined by the Board in its reasonable discretion.

“Nord” means Viking Holdco, Inc., a Delaware corporation.

“Nord Trademark License Agreement” means that certain Trademark License Agreement (Nord Anglia), by and between Nord or one of its Affiliates and the Company, substantially in the form attached as an exhibit to the Transaction Agreement, and entered into on the date hereof.

“Partially Adjusted Capital Account” means with respect to any Member for any taxable year, the Capital Account of such Member at the beginning of such taxable year, increased by all contributions during such year and all special allocations of income and gain pursuant to the last paragraph of Section 4.4 and Section 4.5 with respect to such taxable year, and decreased by all distributions during such taxable year and all special allocations of losses and deductions pursuant to the last paragraph of Section 4.4 and Section 4.5, but before giving effect to any allocation of Profits or Losses for such taxable year pursuant to Section 4.4(a) and (b).

“Permitted Transferee” means, (a) with respect to Rollover Investor, any Affiliate of Rollover Investor, (b) with respect to Nord, any Affiliate of Nord, and (c) with respect to any other Member holding Common Units who is an individual, (i) the spouse, lineal descendants of such Person, (ii) any trust created solely for the benefit of such Person or his spouse and/or lineal descendants, and (iii) a partnership or limited liability company whose only owners are such Person and/or the Persons described in clauses (ii) and (iii) above; provided that in all cases such Person remains in control of such transferee after such transfer and shall act for and on behalf of such transferee in all matters pertaining to such transferee’s Units and the Company shall be entitled to rely on all decisions, acts, consents and instructions of such Person as being the decision, act, consent and instruction of such Person’s transferees.

“Person” means and includes any individual, sole proprietorship, corporation, joint venture, partnership, association or society, limited liability company, trust, estate, custodian, nominee or any other individual or entity in its own or any representative capacity.

“Profits” and “Losses” means, for each period taken into account under Article IV, an amount equal to the Company’s taxable income or taxable loss for such period, determined in accordance with federal income tax principles, with the following adjustments:

(a)         There shall be added to such taxable income or taxable loss an amount equal to any income received by the Company during such period which is wholly exempt from federal income tax (e.g., interest income which is exempt from federal income tax under Section 103 of the Code);

(b)         Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

(c)          In the event the Gross Asset Value of any Company asset is adjusted pursuant to the terms of this Agreement, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such  asset for purposes of computing Profits or Losses;

(d)         Gain or loss resulting from any disposition of Company Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Company property disposed of, notwithstanding that the adjusted tax basis of such Company property differs from its Gross Asset Value;

(e)          In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period;

(f)           To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or Section 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s Economic Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

(g)          Any items that are specially allocated pursuant to Section 4.4(c) and Section 4.5 shall not be taken into account in computing Profits and Losses.

“Pro Rata Share” means, with respect to any Members holding Common Units as of any date of determination, the ratio of the total number of the Common Units held by such Member on a fully diluted basis to the total number of Common Units then outstanding on a fully diluted basis.

“Regulations” means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

“Restrictive Covenants” means any confidentiality, non-competition, non-solicitation and other similar covenants to which a Service Member is subject pursuant to an employment, subscription, restricted units or other agreement between such Service Member and the Company.

“Rollover Investor” means Meritas Schools Holdings, LLC, a Delaware limited liability company.

“Rollover Investor Blocker” means [New LMPS Blocker] C Corporation.

“Secretary” means the Secretary of State of the State of New York.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Member” means each Member who is employed by or provides services to the Company and/or any of its Subsidiaries.  For purposes of this Agreement, a Person shall be treated as and shall remain a Service Member with respect to all of the Units held by such Person (including any Units other than the Units issued pursuant to the Equity Incentive Plan) even if such Person no longer provides service to the Company and/or its Subsidiaries; provided, that neither Nord nor any of its Affiliates shall under any circumstances be a Service Member.

“Subsidiary” means, with respect to any Person, any entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association, or other entity (other than a corporation), a majority of membership, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other entity gains or losses or shall be a manager, managing member, managing director or general partner of, or shall otherwise control the activities, policies, management and affairs of, such limited liability company, partnership, association, or other entity.  For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries, and, unless otherwise indicated, the term “Subsidiary” refers to a Subsidiary of the Company.

“Substituted Member” means any Person admitted to the Company as a substitute or additional Member pursuant to the provisions of Section 7.3.

“Target Capital Account” means, with respect to any Member and any taxable year, an amount (which may be either a positive or a deficit balance) equal to (a) the amount that would be received by such Member if all Company assets were sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied to the extent required by their terms (limited, with respect to each partner non-recourse liability and partner non-recourse debt, as defined in Regulations Section 1.704-2(b)(4), to the Gross Asset Value of the assets securing such liability), and the net assets of the Company were distributed in full to the Members as required pursuant to Section 8.2(a)(iv), all as of the last day of such taxable year, minus (b) the sum of (i) the Member’s share of partner minimum gain determined pursuant to Regulations Section 1.704-2(g), and (ii) the Member’s share of the partner non-recourse debt minimum gain determined in accordance with Regulations Section 1.704-2(i)(5), in each case computed immediately prior to the hypothetical sale described above.

“Transaction Agreement” means that certain Transaction Agreement, dated as of April 24, 2015, by and among Nord and the other parties thereto.

“Transfer” means, when used as a noun, any direct or indirect sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means, to directly or indirectly sell, hypothecate, pledge, assign, attach or otherwise transfer.

“Unit” means a Class A Unit, Class B Unit, Incentive Unit, Economic Interest or any other class or series of unit or other equity interest of the Company (including Convertible Securities).

“Unit Holder” means any Person who holds a Unit, whether as a Member or as an Economic Owner.

Article II
Continuation and Name; Office; Purpose; Term

2.1                               Continuation of the Company.  The Members hereby agree to continue the Company as a limited liability company pursuant to the Act. The Board shall use all reasonable efforts to assure that all filing, recording, publishing and other acts necessary or appropriate for compliance with all requirements for the continuation of the Company as a limited liability company under the Act are made or taken.  Each party hereto represents and warrants that it is duly authorized to join in this Agreement and that the Person executing this Agreement on its behalf is duly authorized to do so.

2.2                               Name of the Company.  The name of the Company is “Léman Manhattan Preparatory School, LLC”.  The Company may do business under that name and under any other name or names that the Board selects.  If the Company does business under a name other than that set forth in its Certificate of Formation, then the Company shall comply with any requirements of the Act or applicable law necessary to do business under such name or names.

2.3                               Purpose.  The purpose and business of the Company shall be to engage in the Business (directly or through one or more Subsidiaries) and, in the discretion of the Board (subject to Section 5.2(c)(i)), in any other lawful act or activity which may be conducted by a limited liability company organized under the laws of the State of New York.

2.4                               Term.  The term of the Company shall continue in perpetuity, unless its existence is terminated pursuant to Article VIII hereof.

2.5                               Registered Office; Registered Agent; Principal Office; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of New York shall be the office of the registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law.  The registered agent of the Company in the State of New York shall be the registered agent named in the Certificate of Formation or such other Person or Persons as the Board may designate from time to time in the manner provided by law.  The principal office of the Company shall be at such place as the Board may designate from time to time and the Company shall maintain records there. The Company may have such other offices as the Board may designate from time to time.

2.6                               Members.  The name, Capital Contribution, and number and classes of Units of each Member are set forth on Exhibit A, as such Exhibit shall be amended from time to time in accordance with the terms of this Agreement.  Any reference in this Agreement to Exhibit A shall be deemed to refer to Exhibit A as amended and then in effect in accordance with the terms of this Agreement.

2.7                               No State-Law Partnership.  The Members intend that the Company not be a partnership (including, but not limited to, a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement (except for tax purposes as set forth in the next succeeding sentence of this Section 2.7), and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.  The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and that each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

2.8                               Continued School Oversight and Control.  Notwithstanding any other provision of this Agreement (but subject to Section 5.2(c)), nothing in this Agreement is intended to impact control over the management, operations or academic functions of the Company, which shall remain under the sole control, direction and authority of the Company. Oversight responsibility for the school and its programs shall remain vested in the governing board of the Company and its authorized officers consistent with New York law and the standards of Middle States Commissions on Elementary and Secondary Schools.

Article III
Capital Contributions

3.1                               Capital Contributions as of the Effective Date.  Each Member holding Units other than Incentive Units has contributed or is deemed to have contributed to the Company the amount set forth opposite such Member’s name in the column entitled “Capital Contribution” on Exhibit A in exchange for the number and class of Units set forth opposite such Member.  The number of Incentive Units granted to any service provider of the Company shall be reflected in such Person’s restricted units or similar agreement and on the books and records of the Company.  No Member shall be liable to make any Capital Contribution to the Company other than the initial Capital Contribution made or deemed to be made by such Member in connection with the execution of this Agreement, as expressly described in the first sentence of this Section 3.1.

3.2                               Additional Capital Contributions; Preemptive Rights.

(a)                                 Additional Capital.

(i)                                     If at any time the Board in its sole discretion determines to raise capital through the issuance and sale of interests in the Company in excess of the Capital Contributions described in Section 3.1 to properly carry out or further the business of the Company, the Board shall have the right, subject to the provisions of Section 3.2(b), clause (ii) of this Section 3.2(a) and Section 5.2(c)(v), to raise such additional capital and, to the extent the Person(s) investing such capital are not already Members, to admit such Person(s) as Additional Members, on terms that, subject to the rights set forth in Section 3.2(b), clause (ii) of this Section 3.2(a) and Section 5.2(c)(v), may be senior to, junior to or on parity with the terms of the interests of the Members in respect of their Units.

(ii)                                  Notwithstanding anything herein to the contrary, so long as Nord (or any of its Permitted Transferees) owns any Class A Units or continues to hold any interest in the Note, no contribution of additional capital or issuance and sale of interests (including Incentive Units) pursuant to Section 3.2(a)(i) or otherwise shall be senior to, dilute, reduce or otherwise adversely impact any of the rights of the holders of Class A Units (including (A) the right of such holders to receive the first ten percent (10%) of any distributions of Available Cash pursuant to Section 4.1 or (B) the Pro Rata Share of Common Units held by such holders as of immediately following the conversion of the Note which, for the avoidance of doubt, shall always constitute ten percent (10%) irrespective of any issuance or sale of interests in the Company) and the number of Class A Units held by such holders shall automatically be adjusted to reflect the same.  In the event that any Member has made any contribution of additional capital or made a loan to the Company, the amount of Available Cash to be distributed pursuant to Section 4.1 with respect to the Class A Units shall be determined without a deduction for the aggregate amount of such additional capital contributions or loans.

(b)                                 Preemptive Rights.   If the Board determines to issue or sell Additional Securities pursuant to this Section 3.2 or otherwise, each Member holding Common Units shall have the right to purchase up to such Member’s Pro Rata Share of all (or any part of) the Additional Securities which the Company may, from time to time, propose to sell and/or issue.  The preemptive rights granted to the Members under this Section 3.2(b) shall be subject to the following provisions:

(i)                                     Notice of Issuance of Additional Securities; Acceptance.  In the event the Company undertakes or proposes to undertake an issuance or issuances of Additional Securities, it shall give each Member holding Common Units at least thirty (30) days’ prior written notice (the “Preemptive Notice”) thereof, describing the type(s) of Additional Securities, the price(s) and the general terms upon which the Company proposes to issue the same and setting forth the Pro Rata Share of Additional Securities which each Member is entitled to purchase.  Each such Member shall have thirty (30) days from the date of receipt of any such Preemptive Notice (x) to provide written confirmation of such Member’s status as an “accredited investor” (as defined in the Rules and Regulations promulgated under the Securities Act) and (y) to agree to purchase up to the Member’s Pro Rata Share of such Additional Securities (subject to the further provisions of this Section 3.2(b) below) for the price(s) and upon the terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the quantity of Additional Securities to be purchased; provided, that a Member may assign the right to purchase any such Additional Securities to a Permitted Transferee who is or agrees to become an Additional Member.

(ii)                                  Right of Company to Proceed with Issuance.  If the Company gives a Preemptive Notice prior to an issuance of Additional Securities, any definitive agreement to issue such Additional Securities on substantially the same terms (and in no event on terms materially less favorable to the Company) as set forth in the Preemptive Notice that is entered into within one hundred fifty (150) days after such Preemptive Notice shall be deemed to be part of the same offering and issuance, and no further Preemptive Notice shall be required pursuant to Section 3.2(b)(i) above with respect to such offer or issuance (provided, that the Members’ preemptive rights set forth herein shall apply to such offer and issuance).  If the Company offers or agrees to issue any Additional Securities on terms that are different from those set forth in the most recently delivered Preemptive Notice or, in any event, more than one hundred fifty (150) days after the most recently delivered Preemptive Notice, the offer or issuance of such Additional Securities by the Company shall be deemed a new offering and the Company shall be required to give a separate Preemptive Notice with respect thereto.

(iii)                               Acknowledgment.  Subject to the rights of holders of Class A Units pursuant to Section 3.2(a)(ii), each Member holding Common Units acknowledges that if such Member does not exercise the rights granted to such Member pursuant to this Section 3.2(b), upon an issuance of Additional Securities, such Member’s percentage ownership of Units on a fully diluted basis will be reduced.  Each Member acknowledges that if such Member does exercise the rights granted to such Member pursuant to this Section 3.2(b), such Member and the Company shall be required to execute customary documentation in connection therewith, including customary representations and warranties, covenants and other agreements as may reasonably be required by the Company.

3.3                               No Interest on Capital Contributions.  Members shall not be paid interest on their Capital Contributions.

3.4                               Return of Capital Contributions.  Except as otherwise provided in this Agreement, no Member shall have the right to receive the return of any Capital Contribution.

3.5                               Form of Return of Capital.  If a Member is entitled to receive a return of a Capital Contribution, the Member shall not have the right to receive any form of consideration other than cash in return of the Member’s Capital Contribution.

3.6                               Capital Accounts.  The Company shall maintain a separate Capital Account for each Member.

3.7                               Incentive Units.

(a)                                 As of the Effective Date, the Company has authorized, and reserved for issuance under the Equity Incentive Plan, Incentive Units (the “Authorized Incentive Units”).  To the extent that, on or after the Effective Date, any Incentive Units are issued under the Plan and then such Incentive Units are forfeited, canceled or otherwise terminated, or the Incentive Units are not delivered because an award under the Equity Incentive Plan is settled in cash or used to satisfy the applicable tax withholding obligation, such Incentive Units shall remain part of the Authorized Incentive Units.  The number of Authorized Incentive Units can be increased by the Board at any time in its sole discretion.

(b)                                 It is each Member’s intention that the Incentive Units issued under the Equity Incentive Plan shall represent interests in the Profits and Losses, but not the capital, of the Company.  As a condition to the award of any Incentive Units under the Equity Incentive Plan, the intended recipient of such Incentive Units shall execute a restricted units or similar agreement, in a form approved by the Board, and shall take such other steps, and execute such other documents as are contemplated thereunder.  The Incentive Units issued pursuant to the Equity Incentive Plan may be subject to the vesting terms, if any, a Participation Threshold and/or any other terms set forth in the applicable grant agreements by and between the Company and the holder of the Incentive Units.

(c)                                  In the event that any Incentive Units are granted pursuant to the Equity Incentive Plan after the Effective Date, the Board shall be authorized to establish a “participation threshold” with respect to the subset of Incentive Units granted on such date (a “Participation Threshold”).  The Participation Threshold for any subset of Incentive Units granted on the same date shall be calculated as of the time immediately prior to the issuance of such Incentive Units and, unless otherwise determined by the Board, shall not be less the Net Equity Value as of such time.  Notwithstanding the foregoing, the Participation Threshold of a subset of Incentive Units shall not be less than zero.  The Participation Threshold of a subset of Incentive Units shall be met at such time as the aggregate prior and current distributions under Section 4.1 with respect to any Common Units and any Incentive Units with a lower Participation Threshold than that of the subset in question equals the Participation Threshold of that subset of Incentive Units.  For the avoidance of any doubt, in the event that any Incentive Units are not entitled to participate in distributions under Section 4.1 (because their applicable Participation Threshold has not been reached), the amount distributable to such Incentive Units but for the limitation imposed by this Section 3.7(c) shall be distributed to the holders of Common Units and Incentive Units with a lower Participation Threshold in accordance with the provisions of Section 4.1.

3.8                               Representations of Unit Holders.  Each Unit Holder hereby represents and warrants to the Company and acknowledges that: (a) such Unit Holder has knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (b) such Unit Holder has reviewed and evaluated all information necessary to assess the merits and risks of his investment in the Company and has had answered to his satisfaction any and all questions regarding such information; (c) such Unit Holder recognizes that the Company is a highly speculative venture involving a high degree of financial risk, and such Unit Holder is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (d) such Unit Holder is acquiring Units for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (e) the Units have not been registered under the Securities Act or the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified, or an exemption from such registration and qualification requirements is available, under the Securities Act and other applicable securities laws and the provisions of this Agreement have been complied with; (f) the Units were not offered by any means of general solicitation or general advertising, and no representation, warranty or written communication with respect to the Units were made by the Company to the Unit Holder, and in entering into this transaction the Unit Holder is (except in the case of fraud) not relying upon any information other than that contained in this Agreement and the results of his own independent investigation; (g) the execution, delivery and performance of this Agreement have been duly authorized by such Unit Holder and do not require such Unit Holder to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Unit Holder or other governing documents or any agreement or instrument to which such Unit Holder is a party or by which such Unit Holder is bound; (h) except in the case of fraud, the determination of such Unit Holder to purchase Units has been made by such Unit Holder independent of the Board, Rollover Investor or any other Unit Holder and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company that may have been made or given by the Board, Rollover Investor or any other Unit Holder or by any agent or employee of the Company, Rollover Investor or any other Unit Holder; (i) such Unit Holder is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act; and (j) this Agreement is valid, binding and enforceable against such Unit Holder in accordance with its terms.  Each Unit Holder hereby acknowledges that: (i) there are substantial restrictions on the transferability of the Units; (ii) such Unit Holder has no right to require the Units to be registered under the Securities Act or the securities laws of any state; (iii) there currently is no, and it is anticipated that there will never be any, public market for the Units; (iv) unless otherwise set forth in this Agreement, it may not be possible for such Unit Holder to liquidate such Unit Holder’s investment in the Company and, accordingly, such Unit Holder may have to hold the Units and bear the economic risk of this investment indefinitely; and (v) such Unit Holder has been advised to consult with such Unit Holder’s own attorney regarding legal matters concerning the Company and to consult with such Unit Holder’s tax advisor regarding the tax consequences of investing in the Company.  The representations and warranties set forth in this Section 3.8 shall be deemed to be continuing with respect to each Unit Holder during the period in which such Unit Holder remains a Unit Holder.

Article IV
Distributions and Allocations

4.1                               Distributions of Available Cash.  For purposes of this Article IV, a “Member” shall be deemed to include an Economic Owner.

(a)                                 In General.  The Board may in its sole discretion from time to time cause the Company to make distributions of Available Cash to the Members.  Subject to the rights of any senior or pari passu securities issued under Section 3.2(a) (other than with respect to the Class A Units), distributions of Available Cash shall be made to the Members in the following order of priority:

(i)                                     ten percent (10%) of each such distribution shall be made to the Members holding Class A Units, if any, in proportion to the number of Class A Units held by each such Member; and

(ii)                                  the remainder of each such distribution (i.e., the remaining ninety percent (90%) of each such distribution if Class A Units have been issued) shall be made to the Members holding Common Units other than Class A Units and/or Incentive Units in the following order of priority:

(A)                               an amount equal to the product of the remaining Available Cash multiplied by the Incentive Unit Factor shall be distributed to the Members holding vested Incentive Units in proportion to the number of vested Incentive Units held by each such Member; and

(B)                               an amount equal to the remaining Available Cash after the distribution described in clause (ii)(A) above shall be distributed to the Members holding Common Units other than Class A Units in proportion to the number of such Common Units held by each such Member.

(b)                                 In-Kind Distribution.  If any assets of the Company are distributed in kind to the Members, those assets shall be valued on the basis of their fair market value, as determined by an appraiser selected by the Board and any Member entitled to receive such assets may receive an interest in such assets as a tenant-in-common with all other Members so entitled.

(c)                                  No Obligation to Restore Negative Capital Account.  No Member shall be obligated to restore a negative Capital Account during the term of, or upon dissolution of, the Company.

4.2                               Distributions with Respect to Tax.

(a)                                 Notwithstanding Section 4.1 or any other provision of this Agreement, the Company shall use reasonable best efforts, prior to any distributions pursuant to Section 4.1(a), to distribute to each Member an amount equal to such Member’s Tax Distribution (as defined in Section 4.2(b)) to enable the Members to pay federal, state and local income taxes on taxable income of the Company allocated to the Members during a taxable year (said taxable income allocated to a Member to be determined by netting all items of Profits and Losses which are allocated by the Company to the Members and as to which the Members are subject to tax), provided, however, in no event shall the Company make Tax Distributions to a Member at a given time if the cumulative taxable losses allocated to a Member from the date hereof to such time exceed the cumulative taxable income of the Company allocated to such Member for such period.  Distributions made pursuant to Sections 4.1(a)(i), (ii)(A) and (ii)(B) shall serve to discharge the Company’s obligations under this Section 4.2 to the extent paid.  Distributions made under this Section 4.2 shall reduce amounts distributable pursuant to Sections 4.1(a)(i), (ii)(A) and (ii)(B) and Section 8.2(a)(iv).

(b)                                 The amount distributable to a Member pursuant to Section 4.2(a) (a “Tax Distribution”) with respect to a taxable year of the Company shall be equal to the product of (i) the excess of (A) the taxable income allocated to such Member by the Company for that year on which taxes will be payable for Federal and state income tax purposes, over (B) the cumulative net losses, if any, theretofore allocated to such Member from the Company from the date hereof through the end of such taxable year and not previously applied for purposes of this Section 4.2(b), and (ii) the Assumed Tax Rate.

(c)                                  Any and all Tax Distributions shall be paid with respect to any taxable year of the Company on a quarterly basis to allow the Members to pay their estimated income tax liability (based on the Board’s good faith estimate of the taxable income of the Company for the current taxable year and the amount of Tax Distribution which such Member is entitled pursuant to Section 4.2(b)), with any additional distribution (based on the actual taxable income of the Company for such taxable year) to be paid no later than March 10 following such taxable year.

4.3                               Limitations on Distributions.  Notwithstanding anything to the contrary contained herein, the Members hereby acknowledge and agree that the Company’s ability to make any distributions to its Members may be subject to the satisfaction of certain covenants and approvals pursuant to such commercially-reasonable loans with third parties and/or associated security agreements or mortgages to which the Company is a party or by which its assets may be bound and that the distributions due to the Members pursuant to this Agreement may be prohibited by such loan and/or security agreements.

4.4                               Allocations of Profits and Losses.  Except as otherwise required by Section 704(b) of the Code and Sections 4.5 and 4.6 hereof, Profits and Losses of the Company for any taxable year shall be allocated as follows:

(a)                                 Profits.  Profits, and each item of Company income, gain, loss or deduction entering into the computation thereof, for each taxable year shall be allocated to the Members so as to reduce, proportionally, the difference between their respective Target Capital Accounts and Partially Adjusted Capital Accounts for such fiscal year.  No portion of the Profits for any taxable year shall be allocated to a Member whose Partially Adjusted Capital Account is greater than or equal to its Target Capital Account for such fiscal year.

(b)                                 Losses.  Losses, and each item of Company income, gain, loss or deduction entering into the computation thereof, for each taxable year shall be allocated to the Members so as to reduce, proportionally, the difference between their respective Partially Adjusted Capital Accounts and Target Capital Accounts for such fiscal year.  No portion of the Losses for any taxable year shall be allocated to a Member whose Target Capital Account is greater than or equal to its Partially Adjusted Capital Account for such fiscal year.

(c)                                  Loss Limitation.  Losses allocated pursuant to Section 4.4(b) shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any taxable year.  In the event that some but not all of the Members would have and Adjusted Capital Account Deficit as a consequence of an allocation of Losses pursuant to Section 4.4(b), the limitations set forth herein shall be applied on a Member-by-Member basis and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Members’ Capital Accounts so as to allocate the maximum permissible Losses to each Member under Regulations Section 1.704-1(b)(2)(ii)(d).

Notwithstanding the foregoing, the Board may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the Board deems reasonably necessary for this purpose.

4.5                               Regulatory Allocations.

(a)                                 Minimum Gain and Member Minimum Gain Chargebacks.  Notwithstanding any other provision of this Article IV, items of Company income and gain shall be allocated so as to comply with the minimum gain chargeback requirements of Regulations Sections 1.704-2(f) and 1.704-2(i)(4).

(b)                                 Qualified Income Offset.  If a Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided, however, that an allocation pursuant to this Section 4.5(b) shall be made if and only to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.5(b) were not in this Agreement.

(c)                                  Non-recourse Deductions.  Non-recourse deductions (as defined in Regulations Section 1.704-2(b)(1)) for any taxable year or other period shall be allocated to the Members holding Common Units pro rata in accordance with their respective Common Units.  The amount of non-recourse deductions and excess non-recourse liabilities shall be determined in accordance with Regulations Section 1.704-2(c).

(d)                                 Partner Non-recourse Deductions.  Any partner non-recourse deductions (as defined in Regulations Section 1.704-2(i)(1)) for any taxable year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the partner non-recourse debt to which such partner non-recourse deductions are attributable in accordance with Regulations Section 1.704-2(i).  The amount of partner non-recourse deductions shall be determined in accordance with Regulations Section 1.704-2(i)(2).

(e)                                  Effect of Regulatory Allocations.  The allocations described in Section 4.4(c) and Section 4.5(a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2 and as such may not be consistent with the manner in which the Members intend to allocate items of income, gain, loss, deduction and expense or make distributions.  Accordingly, notwithstanding other provisions of this Section 4.5 and Section 4.4(c), but subject to the requirements of the Regulations, items of income, gain, loss, deduction and expense in subsequent taxable years shall be allocated among the Members in such a way as to reverse as quickly as possible the effect of the Regulatory Allocations and thereby cause the respective Capital Accounts of the Members to be in the amounts they would have been if Profits and Losses (and such other items of income, gain, deduction and loss) had been allocated without reference to the Regulatory Allocations.

4.6                               Special Allocations Relating to Entity-Level Taxes; Withholding.

(a)                                 Special Allocations Relating to Entity-Level Taxes.  Notwithstanding anything to the contrary herein, in the event that and to the extent that any state, local or other income tax imposed on the Company as an entity is reduced by reason of the holding of an interest by any Member, no part of the expense of the Company for such tax shall be allocated to such Member.  In addition, if the Company is obligated under applicable law to pay any amount to a governmental agency because of a Member’s status as a Member of the Company for federal or state withholding or other taxes, such amount shall reduce the distributions which would otherwise be made to such Member pursuant to this Article IV.

(b)                                 Withholding.  The Company shall comply with the withholding provisions of Federal, state and local law and shall remit amounts withheld to and file required forms with the applicable jurisdictions.  To the extent the Company is required to withhold and pay over any amounts to any authority with respect to distributions or allocations to any Member, the amount withheld shall be treated as a distribution in the amount of the withholding to that Member for all purposes under this Agreement.  In the event of any claimed over-withholding, the Member shall be limited to a refund claim against the applicable jurisdiction.  If the amount withheld was not withheld from actual distribution to a Member, the Company may, at the Board’s option, (i) require the Member to reimburse the Company for such withholding upon request by the Board, or (ii) reduce any subsequent distributions to the Member by the amount of such withholding.  Each Member agrees to furnish the Company with any representations and forms as shall reasonably be requested by the Board to assist it in determining the extent of, and in fulfilling, the Company’s withholding obligations.

4.7                               Allocation for Income Tax Purposes.

(a)                                 Allocation in General.  Except as otherwise provided in Section 4.7(b), for each fiscal year, items of Company income, gain, loss, deduction and expense, shall be allocated, for federal, state and local income tax purposes, among the Members in the same manner as the Profits (and the items thereof) or Losses (and the items thereof) of which such items are components were allocated pursuant to Section 4.4.

(b)                                 Section 704(c) Items.  In accordance with Section 704(c) of the Code and the Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial Gross Asset Value.  If the Gross Asset Value of a Company asset is adjusted pursuant to clause (b) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset for tax purposes shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Regulations thereunder.  Any elections or other decisions relating to such allocations shall be made by the Board.

(c)                                  Allocations Solely for Tax Purposes.  Allocations pursuant to this Section 4.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits and Losses or other items or distributions pursuant to any provision of this Agreement.

Article V
Board of Directors

5.1                               Board of Directors.

(a)                                 Duties; Size.  The business and affairs of the Company shall be managed by or under the direction of a board of directors (the “Board of Directors” or the “Board”).  The Board of Directors shall be deemed to be the “manager” of the Company for purposes of the Act. The Board of Directors shall consist of five (5) individuals, each of whom need not be a Member or a resident of the State of New York.  The size of the Board may be increased or decreased at any time by the Board, but shall not be increased to a size greater than ten (10) individuals.

(b)                                 Election of the Board.

(i)                                     Subject to Section 5.1(b)(ii), the members of the Board of Directors shall be elected by a Majority-in-Interest of the Members.

(ii)                                  So long as Nord (together with any of its Permitted Transferees) owns at least 50% of the Class A Units it holds immediately following the conversion of the Note or continues to hold 50% of the principal amount of the Note, Nord shall have the right to designate one (1) Director and replace or remove such designee and fill any resulting vacancy.

(iii)                               The initial members of the Board of Directors elected or designated pursuant to clauses (i) and (ii) shall be [        ], [        ],[        ],[        ] and [        ].3

(c)                                  Term of Office.  The Directors shall serve until their resignation, death or removal (with or without cause) in accordance with Section 5.1(f) below.

(d)                                 Vacancies.  Except for a vacancy resulting from a Director appointed pursuant to Section 5.1(b)(ii), any vacancy on the Board shall be filled by a Majority-in-Interest of the Members.

(e)                                  Resignation.  A Director may resign as such by delivering his or her written resignation to the Company at the Company’s principal office addressed to the Board.  Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.  Any vacancy resulting from such resignation shall be filled by the Member that appointed such resigning director pursuant to Section 5.1(b).

(f)                                   Removal.  Except for the Director appointed pursuant to Section 5.1(b)(ii), any Director may be removed from the Board of Directors at any time by a Majority-in-Interest of the Members.

(g)                                  Voting of Directors.  Each Director shall be entitled to one vote on each matter submitted to the vote of the Board of Directors or in a written consent to take action without a meeting of the Board.

(h)                                 Quorum and Required Vote.  At any meeting of the Board of Directors called in accordance with the provisions of Section 5.1(l), (m) and (n) below, the presence in person or by proxy (if permitted by applicable law) of Directors possessing at least a majority of the votes in the aggregate shall constitute a quorum for the transaction of business. Except as otherwise required by law or provided in this Agreement (including Section 5.2(c)), at any meeting of the Board of Directors at which a quorum is present, Directors possessing a majority of the votes in the aggregate present at the meeting in person or by proxy (if permitted by applicable law), excluding from the votes present for such purposes any abstentions or recusals, may take action on behalf of the Board of Directors.

(i)                                     Action by Written Consent.  Subject to the terms of this Agreement (including Section 5.2(c)), and except as otherwise provided by law, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if (a) a written consent thereto setting forth the action to be taken is signed or electronically transmitted by Directors possessing at least a majority of the votes of the Board of Directors, or of the applicable committee thereof (as applicable), in the aggregate, (b) such writings or electronic transmissions are filed with the records of the meetings of the Board of Directors or committee thereof (as applicable), with a copy thereof to be promptly given to those Directors who did not consent in writing to the action and (c) all Directors or committee members (as applicable) receive notice of such action proposed to be taken not less than two (2) days prior to taking such action, so long as such advance notice would not reasonably be expected to materially and adversely impact the Company,; provided that, in each case, the form of consent will be sent to all Directors or committee members (as applicable) for execution at substantially the same time.  Any such consent shall have the same force and effect as if action had been taken by means of a vote of the Board of Directors or committee at a meeting thereof.

(j)                                    Compensation.  Except as otherwise decided by the Board of Directors, the Directors shall serve without compensation from the Company.  The Directors shall be entitled to

3 Prior to the closing, the initial members of the Board will be designated by the respective parties.

reimbursements of any reasonable and documented out-of-pocket costs (including travel and lodging) incurred in connection with their activities as members of the Board of Directors.

(k)                                 Place of Board Meetings.  Meetings of the Board of Directors shall be held at the principal place of business of the Company or at any other place in the United States as shall be specified or fixed in the notices or waivers of notice thereof; provided that a Director may participate in a meeting of the Board of Directors by means of telephone or similar communications equipment, so long as all of the Directors participating in the meeting can hear and speak to each other at the same time.  Such participation shall constitute presence in person at the meeting.

(l)                                     Regular Board Meetings.  Regular meetings of the Board of Directors shall take place not less often than bi-annually at such place, date and time as the Chairman shall determine.  Notice of each regular meeting of the Board of Directors stating the date, place and time of such meeting shall be given to each Director by hand, telephone, facsimile, electronic mail, overnight courier or the U.S. mail at his or her address shown on the Company’s records and at least five (5) days prior to such meeting.

(m)                             Special Board Meetings.  Special meetings of the Board of Directors (or a committee) may be called by the Chairman (in the case of a Board Meeting) or at the direction of 51% or more of the Directors at such place, date and time as the Chairman shall determine.  Notice of each special meeting of the Board or committee stating the date, place and time of such meeting shall be given to each Director (in the case of a Board meeting) or each Director on such committee (in the case of a committee meeting) by hand, telephone, facsimile, electronic mail, overnight courier or the U.S. mail and at least two (2) days prior to such meeting.

(n)                                 Waiver of Notice.  Any Director, either before or after any Board meeting, may waive in writing notice of the meeting, and such waiver shall be deemed the equivalent of the Company having given notice.  Attendance at a meeting by a Director shall constitute a waiver of notice, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(o)                                 Proxies.  To the fullest extent permitted by applicable law, a Director may authorize another Person or Persons to act for such Director by proxy authorized by an instrument in writing or by an electronic transmission permitted by law and filed in accordance with the procedure established for such meeting or action.

(p)                                 Chairman.  The Board of Directors shall elect a chairman (the “Chairman”) who shall preside at all meeting of the Board of Directors.  If the Chairman shall be absent, a temporary chairman chosen by the Board of Directors present at such meeting shall preside.

(q)                                 Committees.  The Board may, from time to time, designate one or more committees, each of which shall be comprised of at least two Directors; provided, that so long as Nord (or any of its Permitted Transferees) continues to have the right to designate a Director pursuant to Section 5.1(b)(ii), Nord shall have the right to designate one (1) Director to any such committee, other than the audit or compensation committees (provided that neither the audit committee nor the compensation committee shall take any action outside of such committee’s charter that is typically reserved for action by the full Board of Directors; provided further that so long as Nord shall have the right to designate a Director pursuant to Section 5.1(b)(ii), it shall be entitled to have a non-voting observer present at all meetings of the audit committee and to receive any materials and advance notices provided to any members of the audit committee).  Any such committee, to the extent provided in the enabling resolution and until dissolved by the Board, shall have and may exercise any or all of the authority of the Board.  At every meeting of any such committee, the presence of a majority of all the representatives thereof shall constitute a quorum, and, subject to Section 5.2(c), the affirmative vote of a majority of the representatives present shall be necessary for the adoption of any resolution.  The Board may dissolve any committee at any time, unless otherwise provided in the Certificate or this Agreement.  The initial committees established by the Board shall include an audit committee and a compensation committee.  Notwithstanding the foregoing, no committee shall have the power or authority to take any action that the Board is prohibited to take pursuant to the terms of this Agreement (with or without the consent of Nord or otherwise).

(r)                                    Excused Directors.  Notwithstanding anything to the contrary in this Section 5.1, the Company shall be entitled to (i) excuse a Director from any Board meeting or a portion thereof (A) when the Board discusses any matters directly involving the Director or his Affiliates which, based on the advice of outside legal counsel, would reasonably be expected to create an actual or potential conflict of interest for the Director, (B) if, based upon the advice of outside legal counsel, the Director’s participation in such meeting would reasonably be expected to adversely affect the attorney/client privilege of the Company and its legal advisors, (C) to the extent necessary to comply with applicable law (including applicable antitrust laws) based upon the advice of outside legal counsel or (D) relates to capital contributions pursuant to Section 3.2(a) (provided that any such capital contributions shall be subject to Section 5.2(c)(iv)) or the provisions of Sections 7.4 or 7.5 and (ii) withhold information from the Director delivered to the Board prior to a meeting of the Board, in each case, if the Company believes there is a reasonable likelihood that the receipt of such information by the Director would reasonably be expected to (A) upon the advice of outside legal counsel, adversely affect the attorney/client privilege of the Company and its legal advisors or (B) violate applicable law (including applicable antitrust laws) based upon the advice of outside legal counsel.

5.2                               Authority of the Board of Directors.

(a)                                 Subject to Section 5.2(c), the business and affairs of the Company shall be managed by or under the direction of the Board of Directors.  Subject to Section 5.2(c), the power to act for and bind the Company shall be vested exclusively in the Board of Directors, subject to the authority of the Board of Directors to delegate powers and duties to the Officers.

(b)                                 Subject to Section 5.2(c), the provisions contained in Section 5.1 and this Section 5.2 supersede any authority granted to the Members pursuant to the Act, to the extent so permitted under the Act.  Unless a Member is also a Director or an Officer, no Member shall have any power or authority to take any action on behalf of the Company or bind the Company unless specifically authorized to do so by the Board.  Any Member who takes any action on behalf of the Company or binds the Company in violation of this Section 5.2 shall be solely responsible for any loss and expense incurred as a result of the unauthorized action and shall indemnify and hold the Company harmless with respect to any such loss or expense.

(c)                                  Notwithstanding the foregoing, the Board (or to the extent applicable, any committee thereof) shall not approve, and neither the Company nor any Subsidiary of the Company shall take, any of the actions set forth below unless the Company has received the prior written consent of Nord:

(i)                                     any material change in the nature of the Business of the Company or its Subsidiaries;

(ii)                                  any (A) acquisition of (1) any other Person or (2) business of any other Person (whether by purchase of equity interests or assets, or by merger or otherwise), or (B) entry into any material lease for additional teaching space that has annual rental obligations in excess of $1,000,000 per year (which consent may not be unreasonably withheld, conditioned or delayed);

(iii)                               any entry into, or modification of, any agreement or transaction with any Unit Holder or any of its Affiliates (other than with respect to any capital raise permitted or contemplated under this Agreement, any customary agreements with Service Members relating to employment or equity-based compensation and any other transaction arising in the ordinary course of business that is entered into on an arm’s-length basis);

(iv)                              any issuance or sale of any equity interests or Convertible Securities in the Company or any of its Subsidiaries to (A) any Competitor or (B) any Person that does not specifically agree in writing to be subject to, and to Transfer its equity interests to Nord or a third party (as applicable) as and when required by, Sections 7.4, 7.5(a) and 7.5(c); or

(v)                                 any redemption, repurchase or re-acquisition of any equity interests or Convertible Securities in the Company or any of its Subsidiaries (other than repurchases of Units from Service Members pursuant to Sections 7.8 or 7.9).

5.3                               Right to Engage in Other Activities.  Subject to Section 6.5(b) or any other agreements with the Company or any Subsidiary or between or among any Members, to which a Person may be a party or otherwise subject, each Member and each Director, at any time and from time to time, may engage in and own interests in other business ventures of any type and description, independently or with others, in addition to those relating to the Company, including business interests and activities substantially similar or identical to the Business of the Company and its Subsidiaries.

5.4                               Transactions Between the Company and the Members.  Notwithstanding that it may constitute a conflict of interest, but subject to Section 5.2(c)(iv), the Members and the members of the Board and their respective Affiliates may engage in any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service or the establishment of any salary, other compensation or other terms of employment) with the Company and/or one or more of its Subsidiaries so long as such transaction is, as determined by the Board in good faith, (a) on arm’s-length, commercially reasonable terms; provided that such commercially reasonable terms are (i) no less favorable to the Company than those generally being provided to or available from unrelated third parties and (ii) fair and reasonable to the Company, taking into account the totality of the relationships between the parties involved (including other transactions that may be particularly favorable or advantageous to the Company), and (iii) approved by the Board in accordance with this Agreement.

5.5                               Limitation of Liability.

(a)                                 Except as otherwise provided herein or in any agreement entered into by such Person and the Company, and to the maximum extent permitted by the Act, no present or former Board member or any of such Board member’s Affiliates, employees, agents or representatives shall be liable to the Company or to any Member for any act or omission performed or omitted by such Person in its capacity as Board member; provided that, except as otherwise provided herein, such limitation of liability shall not apply to the extent the act or omission was attributable to such Person’s willful misconduct, gross negligence, bad faith or knowing violation of law or if such liability results from such Person’s action taken in his capacity as an individual or outside the authority with respect to the Company conferred to such Person.  The Board and its members may, in good faith, exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its Affiliates, employees, agents or representatives, and the Board shall not be responsible for any misconduct or negligence on the part of any such Person appointed by the Board (so long as such Person was selected in good faith and with reasonable care).  The Board shall be entitled to consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by it, and any act taken or omitted to be taken in reliance upon the opinion (including an Opinion of Counsel) of such Persons as to matters that the Board reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(b)                                 Whenever in this Agreement or any other agreement contemplated herein, the Board is permitted or required to take any action, the Board and its members shall be entitled to consider such interests and factors as they desire (including the interests of any Board member as a Member).

(c)                                  Whenever in this Agreement the Board is permitted or required to take any action or to make a decision in its “good faith” or under another express standard, the Board shall act under such express standard and, to the extent permitted by applicable law, shall not be subject to any other or different standards imposed by this Agreement or any other agreement contemplated herein, and, notwithstanding anything contained herein to the contrary, so long as the Board acts in good faith or such other express standard required, the resolution, action or terms so made, taken or provided by the Board shall not constitute a breach of this Agreement or any other agreement contemplated herein or impose liability upon the Board or any of its Affiliates, employees, agents or representatives.

(d)                                 Each Member and each Unit Holder acknowledges and agrees that (i) neither the Board nor any Director shall have any duties (including, but not limited to, any fiduciary duties) to the Company, the Members or the Unit Holders other than those duties expressly described herein and the implied contractual covenant of good faith and fair dealing and (ii) so long as the Board acts in a manner consistent with the implied contractual covenant of good faith and fair dealing and with the express provisions of this Agreement, the Board shall not be in breach of any duties (including fiduciary duties) in respect of the Company and/or any Member or Unit Holder otherwise applicable at law or in equity.  The provisions of this Agreement, to the extent that they expand, restrict or eliminate the duties and liabilities of the Board otherwise existing at law or in equity, are agreed by the Members and the Unit Holders to replace fully and completely such other duties and liabilities of the Board.  To the maximum extent permitted by applicable law, the Company and each Member and each Unit Holder hereby waive any claim or cause of action against the Board or the Directors, or any of their respective Affiliates, employees, agents or representatives, for any breach of any fiduciary duty to the Company, or any of the Members or Unit Holders, including as may result otherwise from, or with respect to any conflict of interest between the Company or any of its Subsidiaries and such Person in his, her or its capacity as a Member or a Unit Holder, or as an Affiliate thereof.  Subject to compliance with the terms of this Agreement, neither the Board nor any Director shall be obligated to recommend or take any action as a “manager”, or in any other capacity, that prefers the interests of the Company or any of its Subsidiaries or the other Members or Unit Holders over the interests of the Board or any such Director, or any of their respective Affiliates, employees, agents or representatives.

(e)                                  Except as otherwise required by law or the provisions of this Agreement, the Company shall indemnify its present and former Directors (and his or her Affiliates and their respective heirs, executors and personal and legal representatives) against any losses, liabilities, damages or expenses (including amounts owed for attorneys’ fees, judgments and settlements in connection with any threatened, pending or completed action, suit or proceeding) to which any of such Persons may directly or indirectly become subject for action taken or omitted to be taken on behalf of the Company or in connection with any involvement with the Company or its Subsidiaries (including serving as a manager, officer, director, consultant or employee of the Company or its Subsidiaries), unless such losses, liabilities, damages or expenses are caused by such Person’s gross negligence, willful misconduct or bad faith; provided, however, that, except for proceedings to enforce rights to indemnification, the Company shall not be obligated to indemnify any Director (or his or her Affiliates and their respective heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such Person unless such proceeding (or part thereof) was authorized or consented to by the Board.  The right to indemnification conferred by this Section 5.5(e) shall include the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Company of an undertaking by or on behalf of the Director receiving advancement to repay the amount advanced if it shall ultimately be determined that such Director is not entitled to be indemnified by the Company under this Section 5.5(e).

(f)                                   The Company shall be the primary obligor in respect of any Director’s claim for indemnification, advancement of expenses and/or insurance, to the extent subject to this Section 5.5, and the obligation, if any, of any Party or any of its Affiliates (each, a “Related Fund”) to indemnify, advance expenses to or provide insurance for any Director shall be secondary to the obligations of the Company under this Section 5.5; provided, that in no event shall Nord or its Affiliates have any obligation to indemnify, advance expenses to or provide insurance for any Director.  In the event that any Related Fund is or is threatened to be made a party to or a participant in any proceeding, and the Related Fund’s involvement in the proceeding arises in whole or in part from the service to the Company of any Director, then the Related Fund shall be directly entitled to all rights and remedies of such Director hereunder to the same extent as such Director.  To the extent any Related Fund advances or pays any amounts to any Director in connection with any claim subject to this Section 5.5, whether or not such Related Fund is or is threatened to be made a party to or a participant in any proceeding, such Related Fund shall be subrogated to the rights of such Director against the Company pursuant to this Section 5.5.  For the avoidance of doubt, each Related Fund is a third-party beneficiary of this Section 5.5(f) and may enforce its terms against the Company.

5.6                               Indemnification of Officers.  The Company, at the direction of the Board, may indemnify and advance expenses to an Officer, employee or agent of the Company or any Subsidiary to the same extent and subject to the same conditions under which it shall indemnify and advance expenses under Section 5.5(e).

5.7                               Nonexclusivity of Rights.  The right to indemnification and the advancement and payment of expenses conferred in this Article V shall not be exclusive of any other right that a Member or member of the Board, or other Person indemnified pursuant to this Article V may have or hereafter acquire under any contract, law (common or statutory) or provision of this Agreement.

5.8                               Insurance.  The Company or one or more of the Subsidiaries may obtain and maintain, at its expense, insurance to protect itself and any Member, member of the Board, Officer or agent of the Company or any Subsidiary who is or was serving at the request of the Company or any Subsidiary as a manager, representative, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article V.  The Company shall use its best efforts to cause its insurance providers, if any, to satisfy any claims under this Article V to the fullest extent of the coverage provided, notwithstanding any other indemnities or insurance available to any Director from any Related Fund.

5.9                               Savings Clause.  If this Article V or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article V as to costs, charges and expenses (including reasonable attorneys’ fees and expenses), judgments, fines and amounts paid in settlement with respect to any action, suit, claim, proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated and to the fullest extent permitted by applicable law.

5.10                        Power of Attorney.

(a)                                 Grant of Power.  Each Member constitutes and appoints the Board of Directors as the Member’s true and lawful attorney-in-fact (“Attorney-in-Fact”), and in the Member’s name, place and stead, to make, execute, sign, acknowledge, and file, with respect to the Company:

(i)                                     the Certificate of Formation of the Company consistent with this Agreement;

(ii)                                  all documents (including amendments to the Certificate of Formation and/or this Agreement) which the Attorney-in-Fact deems appropriate to reflect any amendment, change, or modification of this Agreement that has been properly approved in accordance with Section 10.4 of this Agreement;

(iii)                               any and all other certificates or other instruments required to be filed by the Company under the laws of the State of New York or of any other state or jurisdiction, including, without limitation, any certificate or other instruments necessary in order for the Company to continue to qualify as a limited liability company under the laws of the State of New York;

(iv)                              one or more applications to use an assumed name;

(v)                                 all documents and instruments which the Attorney-in-Fact deems necessary and appropriate to execute on behalf of a Member if such Member does not take any actions properly requested by Board pursuant to Section 7.4; and

(vi)                              all documents which may be required to dissolve and terminate the Company and to cancel its Certificate of Formation.

(b)                                 Irrevocability.  The foregoing power of attorney is irrevocable and is coupled with an interest, and, to the extent permitted by applicable law, shall survive the death or dissolution of a Member or the Transfer of a Unit, except that if the transferee of such Unit is approved for admission as a Substituted Member pursuant to Section 7.3(d), this power of attorney granted by the transferor shall survive the delivery of the assignment for the sole purpose of enabling the Attorney-in-Fact to execute, acknowledge and file any documents needed to effectuate the substitution.

5.11                        Officers.  The officers of the Company (the “Officers”) shall consist of a President, Chief Executive Officer and Chief Financial Officer and such other officers (with such duties) as the Board of Directors may determine.  All of the Officers of the Company shall be elected annually by the majority of the Board of Directors.  An Officer shall remain an officer of the Company unless and until such Officer’s successor is elected and qualified, removed by a majority of the Board of Directors (with or without cause) or their resignation, death or incapacity, subject to employment agreements and employment manuals.  The Officers shall be responsible for the day-to-day management and operations of the Company and shall have such duties and the powers as determined by the Board of Directors.  Designation of an Officer shall not, of itself, create any contractual or employment rights.

Article VI
Members

6.1                               No Control of the Company; Other Limitations.  Unless a Member is also a Director or an Officer, a Member shall not participate in the management or control of the Company’s business, transact any business for the Company or have the power to act for or bind the Company, all such powers being vested solely and exclusively in the Board.

6.2                               Liability.

(a)                                 Except as otherwise required by the Act, a Member, as such, shall not be personally liable for any of the debts, liabilities, contracts or any other obligations of the Company.

(b)                                 Except as otherwise provided herein or in any agreement entered into by such Person and the Company, and to the maximum extent permitted by the Act, no present or former Member or any of such Member’s Affiliates, employees, agents or representatives shall be liable to the Company or to any other Unit Holder for any act or omission performed or omitted by such Person in its capacity as a Member.

(c)                                  The parties hereto agree that each Member’s parents, subsidiaries (other than the Company), Affiliates, investors, officers, directors, shareholders, members, employees, agents, representatives, equity or debt holders shall not have any obligation or liability for any reason under or in any way related to this Agreement.  It is understood and agreed by and between the parties that any contact or communication relating in any way to this Agreement, its terms or subject matter, or the negotiation thereof, by any person employed by or associated with each Member or any of such Member’s parents, Subsidiaries, Affiliates, investors, officers, directors, shareholders, members, employees, agents, representatives, equity or debt holders, is acknowledged to have been a contact or communication by that person solely on behalf of such Member or, in certain instances, the Company, and not on behalf of that person individually or personally, or on behalf of any other person or entity.  This Section 6.2(c) is intended to and shall preclude each Member or other Economic Owner from alleging or pursuing any claim that depends on or is based in the doctrine of “alter ego”, “piercing the corporate veil” or any other argument or law seeking to hold any person or entity other than the entity that is a signatory to this Agreement responsible for any obligation that may arise as a result of or in connection with this Agreement.

6.3                               Incapacity or Dissolution.  The death, incapacity, dissolution or bankruptcy of a Member, or the transfer of all of his interest in the Company to anyone that is not a Member, shall not cause a dissolution of the Company, but the rights of such Member to share in the Profits and Losses of the Company, to receive distributions of Company funds and to assign an interest pursuant to Article VII hereof shall, on the happening of such an event, devolve on his or its successor-in-interest, if any, and the Company shall continue as a limited liability company under the Act.

6.4                               Members’ Meetings.  Meetings of the Members holding Common Units for the transaction of such business as may properly be brought before the meeting shall be held on such dates and at such times as may be determined by the Board.  Except as required by non-waivable provisions of applicable law, the Board shall not be required to convene any meetings of the Members.

(a)                                 Place of Members’ Meetings.  All meetings of the Members holding Common Units shall be held at the principal place of business of the Company or at any other place in the United States as shall be specified or fixed in the notices or waivers of notice thereof; provided that a Member holding Common Units may participate in a meeting of the Members by means of telephone or similar communications equipment, so long as all of the Members participating in the meeting can hear each other at the same time.  Such participation shall constitute presence in person at the meeting.

(b)                                 Notice of Members’ Meeting.  Except as otherwise required by law or provided in this Agreement, written notice of any meeting of Members holding Common Units stating the place, date and hour of the meeting and the purpose for which the meeting is called, shall be given to each Member entitled to vote at such meeting not less than five (5) nor more than sixty (60) days before the meeting date, by or at the direction of the Board; provided that in the event of exigent circumstances, a Member meeting can be called by the Board on not less than 24-hours’ prior notice.

(c)                                  Waiver of Notice.  Any Member holding Common Units, either before or after any Members’ meeting, may waive in writing notice of the meeting, and such waiver shall be deemed the equivalent of giving notice.  Attendance at a meeting by a Member holding Common Units shall constitute a waiver of notice, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(d)                                 Proxies.  To the fullest extent permitted by law, a Member entitled to vote at a meeting of Members holding Common Units or to express consent or dissent to Company action in writing without a meeting may authorize another Person or Persons to act for such Member by proxy authorized by an instrument in writing or by an electronic transmission permitted by law and filed in accordance with the procedure established for such meeting or action.

(e)                                  Members’ Voting Rights.  Each Member holding Common Units shall be entitled to one vote for each Common Unit held of record by such Member as of the corresponding record date.  The Members shall not be entitled to cumulative voting.

(f)                                   Quorum and Required Vote.  Except as otherwise required by law or provided in this Agreement, at any meeting of the Members, the presence of the Members holding a majority of the Common Units, in person or by proxy, shall constitute a quorum for the transaction of business.  Except as otherwise required by law or provided in this Agreement (including Section 5.2(c)), at any meeting of the Members at which a quorum is present, the affirmative vote of a Majority-in-Interest of the Members present at the meeting in person or by proxy and entitled to vote on the subject matter shall be the act of the Members.

(g)                                  Action by Written Consent.  Except as otherwise provided by law or as provided in this Agreement (including Section 5.2(c)), any action required or permitted to be taken at a Members’ meeting may be taken without a meeting and without a vote if a written consent is signed or electronically transmitted by a Majority-in-Interest of the Members and such writings or electronic transmissions are filed with the records of the meetings of the Board of Directors.  Notice of any action taken without a meeting shall be given to all Members holding Common Units promptly following the taking thereof.  Any such action taken shall have the same force and effect as if action had been taken by the Members holding Common Units at a meeting thereof.

(h)                                 Record Date.  The date on which notice of a meeting of Members holding Common Units is sent shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting (including any adjournment thereof).  The record date for determining the Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company.

6.5                               Duties of the Parties.

(a)                                 Except as otherwise set forth in Section 6.5(b) below or in any other agreement between a Member and the Company, nothing herein shall be deemed to restrict in any way the rights of any Member, any Affiliate of any Member, or any member or shareholder of any Member or each of their respective Affiliates to conduct any other business or activity whatsoever, and no Member shall be accountable to the Company or to any other Member with respect to that business or activity.  The organization of the Company shall be without prejudice to their respective rights (or the rights of their respective Affiliates) to maintain, expand or diversify such other interests and activities and to receive and enjoy profits or compensation therefrom.  Except as otherwise set forth in Section 6.5(b) below or in any other agreement between a Member and the Company, no Member or Affiliate thereof shall be obligated to present any particular investment opportunity to the Company or any Member even if such opportunity is of a character that, if presented to the Company, could be taken by the Company, and any Member or Affiliate thereof shall have the right to take for its own account (individually or as a partner, member, shareholder, fiduciary or otherwise) or to recommend to others any such particular investment opportunity.  Each Member hereby waives any rights the Member or its Affiliates might otherwise have to share or participate in such other interests or activities of any other Member, the Member’s Affiliates, or any member or shareholder of any Member or each of their respective Affiliates.

(b)                                 Notwithstanding the foregoing, each Service Member agrees that while such Person (or any of his Affiliates or Permitted Transferees) is a full-time employee of the Company or any of its Subsidiaries, if such Person (or any of his Affiliates or Permitted Transferees) learns of any investment opportunity in an entity engaged in the Business, such Person shall present, or shall cause his Affiliates to present, such investment opportunity to the Company.

6.6                               Confidentiality.  Each Unit Holder recognizes and acknowledges that it has and may in the future receive certain confidential and proprietary information and trade secrets of the Company and its Subsidiaries (including their predecessors) (the “Confidential Information”), including but not limited to confidential information of the Company and its Subsidiaries (and their predecessors) regarding identifiable, specific and discrete business opportunities being pursued by the Company or its Subsidiaries.  Except as otherwise consented to by the Board in good faith and in writing and subject to the rights contemplated by Section 5.3 and Section 6.5(a), each Unit Holder (on behalf of itself and, to the extent that such Unit Holder would be responsible for the acts of the following Persons under principles of agency law, its managers, directors, officers, shareholders, partners, employees, representatives, agents and members) agrees that it will not, during or after the term of this Agreement, whether directly or indirectly through an Affiliate or otherwise, take commercial or proprietary advantage of or profit from any Confidential Information or disclose Confidential Information to any Person for any reason or purpose whatsoever, except (a) to authorized managers, directors, officers, representatives, agents and employees of the Company or its Subsidiaries and as otherwise may be proper in the course of performing such Unit Holder’s obligations, or enforcing such Unit Holder’s rights, under this Agreement and the agreements expressly contemplated hereby; (b) to such Unit Holder’s (or any of its Affiliates’) Affiliates, auditors, accountants, attorneys or other agents, or, in the event such Unit Holder is not a natural person, (i) as part of such Unit Holder’s normal reporting, rating or review procedure (including normal credit rating and pricing process), or (ii) in connection with such Unit Holder’s or such Unit Holder’s Affiliates’ normal fund raising, marketing, informational or reporting activities, including to such Unit Holder’s investors in connection with the foregoing, or (iii) to such Unit Holder’s (or any of its Affiliates’) Affiliates, lenders, auditors, accountants, attorneys or other agents; (c) to any bona fide prospective purchaser (other than any Competitor) of the equity or assets of such Unit Holder or its Affiliates or the Units held by such Unit Holder, or, in the event a Unit Holder is not a natural person, prospective merger partner (other than any Competitor) of such Unit Holder or its Affiliates, provided that such purchaser or merger partner agrees to be bound by the provisions of this Section 6.6 or other confidentiality agreement approved by the Board; or (d) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation, provided that the Unit Holder required to make such disclosure pursuant to clause (d) above shall provide to the Company prompt notice of such disclosure to enable the Company to seek an appropriate protective order or confidential treatment.  For purposes of this Section 6.6, the term “Confidential Information” shall not include any information of which (x) such Person learns from a source other than the Company or its Subsidiaries, or any of their respective representatives, employees, agents or other service providers, who, in each case, is not known by such Person to be bound by a confidentiality obligation with respect to such information, (y) becomes or is generally known to the public other than as a result of such Person’s acts or omissions to act in violation of this Section 6.6 or (z) is disclosed in a prospectus or other documents for dissemination to the public.  Nothing in this Section 6.6 shall in any way limit or otherwise modify any confidentiality covenants entered into by Service Members pursuant to any other agreement entered into with the Company or any of its Subsidiaries.

6.7                               No Right of Partition.  No Unit Holder or Member shall have the right to seek or obtain partition by court decree or operation of law of any Company property, or the right to own or use particular or individual assets of the Company.

Article VII
Transfer of Units

7.1                               No Certificates.  Unless otherwise determined by the Board in its sole discretion, the Company shall not issue certificates representing Units or other equity interests in the Company.

7.2                               Transfers.

(a)                                 Other than Transfers to a Permitted Transferee or pursuant to Sections 7.4, 7.5, 7.8, 7.9 or 7.10, no Person may Transfer all or any portion of its Units or any interest in the Company without the prior written consent of both the Rollover Investor and Nord, which consent may be given or withheld in each such Person’s sole discretion.

(b)                                 In addition to the other requirements of this Section 7.2, unless waived by the Board, no Transfer of all or any portion of Units or any interest in the Company shall be made unless the following conditions are met:

(i)                                     The Transfer will not violate registration requirements under any Federal or state securities laws;

(ii)                                  The transferee delivers to the Company a written instrument agreeing to be bound by the terms of this Agreement and assume all obligations of the transferor under this Agreement with respect to the Units being transferred;

(iii)                               The Transfer will not result in the Company being subject to the Investment Company Act of 1940, as amended; and

(iv)                              The Transfer will not cause the Company to be treated as a “publicly traded partnership” within the meaning of the Code and Regulations.

(c)                                  No transferee of a Member’s Unit or other interest in the Company shall become a Substituted Member unless such transfer shall be made in compliance with this Section 7.2 and:

(i)                                     the Board shall have consented to the admission of such transferee as a Substituted Member; and

(ii)                                  the transferring Member and the transferee shall have executed and acknowledged such other instruments as the Board may deem necessary and desirable.

(d)                                 A transferee of a Member’s Unit or other interest in the Company that is not admitted as a Substituted Member shall become an Economic Owner.

(e)                                  The restrictions on Transfer of Units and other provisions contained in this Section 7.2 shall also be applicable to any interests in the Rollover Investor (or its direct and indirect equityholders), in order to avoid any indirect Transfers of the Rollover Investor’s Units that would not otherwise be permitted hereunder.

(f)                                   Notwithstanding anything to the contrary contained herein, other than pursuant to a Pre-Sale Distribution, the Rollover Investor shall be permitted to Transfer up to 20% of its Class B Units held as of the date hereof at any time and the transferee shall hold the Class B Units subject to the terms and conditions set forth in this Agreement (including Section 7.4 and Section 7.5); provided, however, that in no event shall the Rollover Investor be permitted to Transfer any Units to one or more Competitors.

7.3                               Acknowledgement.  Each Member hereby acknowledges the reasonableness of the prohibition contained in Section 7.2 in view of the purposes of the Company and the relationship of the Members.  Any Person to whom Units or interests in the Company are attempted to be transferred in violation of Section 7.2 shall not be entitled to vote on matters coming before the Members, participate in the management of the Company, act as an agent of the Company, receive distributions from the Company or have any other rights in or with respect to the Units or interests in the Company.

7.4                               Third Party Sale.

(a)                                 If following the third anniversary of the Closing (as defined in the Transaction Agreement), the Company’s projected EBITDA for the then current fiscal year ending on June 30th of such calendar year is expected to be less than $5,000,000, and either (i) the Rollover Investor intends to cause a Third Party Sale (as defined below), or (ii) the Company receives a bona fide unsolicited third party proposal for a Third Party Sale (an “Unsolicited Proposal”), then, in either such case, prior to initiating a process (a “Sale Process”) for a Third Party Sale or entering into a definitive agreement with respect to such Unsolicited Proposal, Nord shall have a right of first offer a (“ROFO”) as follows:

(i)                                     The Rollover Investor shall give written notice to Nord of such Sale Process or Unsolicited Proposal, as applicable, including in reasonable detail the identity of the proposed purchaser or transferee, any terms and conditions thereof known at such time (including the purchase price, the proposed date of the sale and any other applicable economic terms) (the “ROFO Notice”).

(ii)                                  Upon receipt of the ROFO Notice, Nord shall have twenty (20) Business Days (the “ROFO Period”) to offer to purchase all (but not less than all) of the Option Equity (as defined below), Incentive Units and any other Units held by any other Unit Holder by delivering a written notice (an “Offer Notice”) to the Rollover Investor stating that it offers to purchase such equity in accordance with the terms specified in the ROFO Notice.

(iii)                               During the ROFO Period, the Rollover Investor shall not, and shall cause the Company and its representatives not to, (A) enter into an exclusivity arrangement or definitive agreement with any party in connection with any Third Party Sale (other than a customary nondisclosure agreement) or (B) solicit, initiate or knowingly encourage any inquiry, proposal or offer from any party providing for any Third Party Sale or participate in any discussions or negotiations regarding any Third Party Sale with any party who has made any inquiry, proposal or offer regarding a Third Party Sale.  In the event Nord and the Rollover Investor enter into a definitive agreement with respect to the sale of the Option Equity, Incentive Units and all other

Units held by any other Unit Holder, the consummation of such transaction shall be in accordance with Section 7.4(d), and in such transaction, the Rollover Investor shall cause all other Unit Holders to Transfer their Units to Nord.

(iv)                              In the event Nord does not deliver an Offer Notice during the ROFO Period, Nord shall be deemed to have waived all of its rights to purchase the Units in the Company under this Section 7.4(a), and the Rollover Investor shall thereafter have the right to consummate a Third Party Sale, including pursuant to the provisions of Section 7.4(d).

(v)                                 If the Rollover Investor does not, within 180 days after the end of the ROFO Period, enter into a definitive agreement for a Third Party Sale, or if the Rollover Investor enters into such an agreement and it is subsequently terminated or the transactions contemplated thereby are not consummated within 180 days of entering into such agreement, then the Rollover Investor will again be subject to the restrictions of this Section 7.4(a), and must afford Nord another ROFO Period in order to cause the restrictions of Section 7.4(a) to lapse as contemplated therein.

For the avoidance of doubt, for any Third Party Sale prior to the third anniversary of the Closing, when the Company’s projected EBITDA for the then current fiscal year ending on June 30th of such calendar year is expected to be less than $5,000,000, Nord’s prior written consent to such Third Party Sale shall be required.

(b)                                 If at any time that (x) the Company’s projected EBITDA for the then current fiscal year ending on June 30th of such calendar year is expected to equal or exceed $5,000,000 and (y) the Rollover Investor intends to cause a Third Party Sale, then (i) during April of such calendar year, the Rollover Investor shall provide written notice to Nord and (ii) during the twelve (12) month period following receipt of such written notice by Nord, the Rollover Investor shall be permitted to cause a Third Party Sale; provided that (A) the Rollover Investor shall comply with, and Nord shall be subject to, the ROFO provisions set forth in Section 7.4(a) and (B) any such Third Party Sale is, until a definitive agreement with respect thereto has been executed, subject to the Nord Call Right set forth in Section 7.5(a).

(c)                                  If at any time that (x) the Company’s projected EBITDA for the then current fiscal year ending on June 30th of such calendar year is expected to equal or exceed $5,000,000 and (y) the Company receives an Unsolicited Proposal, then the Rollover Investor shall be permitted to cause a Third Party Sale; provided that (i) the Rollover Investor shall comply with, and Nord shall be subject to, the ROFO provisions set forth in Section 7.4(a) and (ii) any such Third Party Sale is, until a definitive agreement with respect thereto has been executed, subject to the Nord Call Right set forth in Section 7.5(a).

(d)                                 If the Rollover Investor is permitted to cause a Third Party Sale pursuant to this Section 7.4, each Unit Holder will consent to and raise no objections to the proposed transaction, and will take all other actions reasonably necessary or desirable to cause the consummation of such Third Party Sale on the terms proposed by the Rollover Investor including by causing all of such Unit Holder’s Units (including any Series A Units into which the Note is converted immediately prior to the Third Party Sale) to be transferred to the purchaser in such Third Party Sale.  The obligations of the Unit Holders pursuant to this Section 7.4(d) with respect to a Third Party Sale are subject to the following conditions: (x) the consideration payable upon consummation of such Third Party Sale to all of the Unit Holders shall be allocated among Unit Holders in accordance with the distributions set forth in Section 4.1(a), and (y) upon the consummation of the Third Party Sale, all Unit Holders shall receive the same form of consideration per Unit of the same class. Nord will not be obligated to make any representations or warranties to the purchaser in a Third Party Sale, except as to (A) good and valid title to its Units to be transferred, (B) the legal capacity and authority for, and validity, binding effect and enforceability of (as against Nord), any agreement entered into by Nord in connection with the Third Party Sale, and (C) the absence of encumbrances, with respect to its Units to be Transferred.  All representations and warranties made by Nord in connection with the Third Party Sale shall be on a several and not joint basis.  In connection with any Third Party Sale, each Unit Holder agrees to be bound by, but in each case, solely as to, or to the extent of, the representations and warranties made by such Unit Holder, agreements with respect to indemnification obligations, amounts paid into escrow, amounts subject to holdbacks or amounts subject to post-closing purchase price adjustments, and agreements to appoint representatives; provided, that any such indemnification, escrow, holdback and adjustment obligations undertaken by any Member (A) shall be in the reverse order of the distributions priorities set forth in Section 4.1(a) (i.e., the holders of Units having the lowest priority of distributions having the first obligation with respect to any such indemnification, escrow, holdback and adjustment obligations), and (B) shall not exceed the total amount of consideration received by such Member in connection with such Third Party Sale of the Company.

(e)                                  To the extent that a Unit Holder does not take any actions required to be taken by it pursuant to this Section 7.4 and when requested by the Board pursuant to this Section 7.4, each such Unit Holder hereby constitutes and appoints the Board as such Unit Holder’s true and lawful Attorney-in-Fact and authorizes the Attorney-in-Fact to execute on behalf of such Unit Holder any and all documents and instruments which the Attorney-in-Fact deems necessary and appropriate in connection with the Third Party Sale.  The foregoing power of attorney is irrevocable and is coupled with an interest.

(f)                                   Upon the execution of a definitive agreement with respect to any Third Party Sale, the Nord Call Right, the Rollover Put Right, and the Nord Put Right shall be suspended, and upon the closing of a Third Party Sale, the Nord Call Right, the Rollover Put Right, and the Nord Put Right shall be terminated.

(g)                                  For purposes of this Agreement, a “Third Party Sale” shall mean any direct or indirect sale to an independent third party of all of the Units in the Company (including any Series A Units into which the Note is converted immediately prior to the Third Party Sale, and including by merger, consolidation, reorganization or combination of the Company) or a sale of all or substantially all of the assets of the Company and its Subsidiaries.  For purposes of this Section 7.4, the Rollover Investor and its direct and indirect owners may elect to convey the Rollover Investor’s Units to the third party in a Third Party Sale in any combination of Units in the Company and stock in a corporation whose assets consist solely of direct or indirect equity interests in the Rollover Investor (such stock, “Blocker Stock” and, the Blocker Stock together with any Units held by the Rollover Investor and/or its Affiliates, the “Option Equity”).  If a Third Party Sale is to include the sale of the Blocker Stock, such sale of Blocker Stock shall be preceded by the Rollover Investor distributing interests in the Company in redemption of the Rollover Investor’s equity followed by the sole owner of the Rollover Investor distributing the interests in the Company to the Rollover Investor Blocker in redemption of the Rollover Investor Blocker’s ownership in the sole owner of the Rollover Investor related to the Company, such that the Rollover Investor Blocker would own its interests in the Company directly at the time of the sale of the Blocker Stock (a “Pre-Sale Distribution”).

7.5                               Put and Call Rights

(a)                                 Nord Call Right.  Subject to Section 7.5(f), at any time between September 1st and March 31st of each fiscal year, beginning on September 1, 2015, Nord shall have the right (the “Nord Call Right”), exercisable by delivery of an irrevocable written notice to the Rollover Investor, to acquire all of the outstanding Units in the Company not owned by Nord (and to the extent any such Units are not owned by the Rollover Investor, the Rollover Investor shall be required to cause the holders thereof to transfer the same to Nord).  For purposes of this Section 7.5(a) and Section 7.5(b), the Rollover Investor and its direct and indirect owners may request that Nord purchase the Rollover Investor’s Units in any combination of

Units in the Company and Blocker Stock.  If any Blocker Stock is to be sold as part of the transaction, prior to the sale of such Blocker Stock, the Pre-Sale Distributions shall occur.

(b)                                 Upon the exercise of the Nord Call Right, Nord shall acquire the Option Equity, the Incentive Units and any other Units held by any other Unit Holder for a cash purchase price equal to the greater of (i) $150,000,000 and (ii) the product of ten (10) multiplied by the projected EBITDA for the then-current fiscal year ending June 30th of such calendar year (the greater of (i) or (ii), the “Nord Call Price”) payable (and as-adjusted) in accordance with Section 7.5(e).  Notwithstanding Section 7.5(e), if the Nord Call Price is calculated pursuant to clause (ii) of the preceding sentence, then Nord shall pay ninety percent (90%) of such price in cash at the closing and the balance shall be payable in cash by Nord upon completion of the audit for the fiscal year ending as of such June 30th (but in no event later than September 30th of the calendar year in which Nord exercises the Nord Call Right).  The purchase by Nord of the Units contemplated hereby shall be accomplished by an assignment to Nord of the applicable Units in the Company and the Blocker Stock included in the Option Equity.

(c)                                  Rollover Put Right.  Subject to Section 7.5(f), during April of any calendar year in which the Company’s projected EBITDA for the then-current fiscal year ending on June 30th of such calendar year (the “Rollover Put Fiscal Year”) is expected to equal or exceed $5,000,000, the Rollover Investor shall have the right (the “Rollover Put Right”), on irrevocable written notice to Nord, to sell (and upon exercise of such right, the Rollover Investor shall cause all other Unit Holders to sell) to Nord all of the outstanding Option Equity, Incentive Units and other Units in the Company not owned by Nord, for a cash purchase price equal to the lesser of (i) $150,000,000 and (ii) the product of eleven (11) multiplied by the projected EBITDA for the then-current fiscal year ending June 30th of such calendar year (the lesser of (i) or (ii), the “Rollover Put Price”) payable (and as-adjusted) in accordance with Section 7.5(e); provided that if the Rollover Put Price is calculated pursuant to clause (ii), additional consideration (the “Rollover Put Earnout”) shall be paid ninety (90) days after the completion of the second fiscal year after the Rollover Put Fiscal Year (i.e., if the Rollover Put Right is exercised in April 2016, the Rollover Put Earnout would be calculated based on the EBITDA for the fiscal year ending June 2018), and shall be equal to the product of 4.125 and the excess, if any, of the EBITDA for such fiscal year over the EBITDA for the Rollover Put Fiscal Year; provided, however, that in no event shall the sum of the Rollover Put Price and the Rollover Put Earnout exceed $150,000,000 in the aggregate.  Notwithstanding Section 7.5(e), if the Rollover Put Price is calculated pursuant to clause (ii) of the preceding sentence, then Nord shall pay ninety percent (90%) of such price in cash at the closing and the balance shall be payable in cash by Nord upon completion of the audit for the fiscal year ending as of such June 30th (but in no event later than September 30th of the calendar year in which the Rollover Investor exercises the Rollover Put Option).  The purchase by Nord of the Units contemplated hereby shall be accomplished by an assignment to Nord of the applicable Units in the Company and the Blocker Stock included in the Option Equity.

(d)                                 Nord Put Right.  If, at any time after the 7th anniversary of the “Closing Date,” as defined in the Transaction Agreement, neither the Nord Call Right nor the Rollover Put Right has been exercised, then Nord shall have the right (the “Nord Put Right”), on irrevocable written notice to the Rollover Investor, to sell to the Rollover Investor all of Nord’s Units in the Company for a cash purchase price equal to the lesser of (i) the fair market value of such Units (as determined below), and (ii) $7,500,000 (the “Nord Put Price”) payable in accordance with Section 7.5(e).  For purposes of clause (i), the fair market value of Nord’s Units shall be determined by mutual agreement of Nord and the Rollover Investor; provided, that if Nord and the Rollover Investor are unable to agree upon a fair market value within fifteen (15) Business Days, such fair market value shall be determined by a nationally recognized independent investment banking firm or valuation firm (the “Third Party Firm”), who shall be selected by mutual agreement of Nord and the Rollover Investor; or, if they are unable to agree upon the Third Party Firm within five (5) Business Days, such Third Party Firm shall be selected by agreement of two other Third Party Firms within five (5) Business Days after the designation of such other Third Party Firms, one of whom shall be selected by Nord and the other of whom shall be selected by the Rollover Investor.  If either Nord or the Rollover Investor fails to designate a Third Party Firm in a timely manner, then the Third Party Firm designated by the other alone shall determine the fair market value.  The Nord Call Right and the Rollover Put Right shall terminate upon written notice from Nord to the Rollover Investor that Nord is exercising the Nord Put Right.

(e)                                  Closing of the Nord Call Right, Rollover Put Right and Nord Put Right.

(i)                                     Each Member shall take all actions as may be reasonably necessary to consummate the purchase or sale contemplated by Section 7.4 or this Section 7.5, including entering into a definitive purchase agreement and delivering certificates and instruments and consents as may be deemed necessary or appropriate (and in the case of the Rollover Investor with respect to Sections 7.5(a), 7.5(b) and 7.5(c), causing all other Unit Holders to Transfer their Units to Nord).  The definitive purchase agreement with respect to any exercise of the put and call rights set forth in this Section 7.5 shall be on an “as is” basis, and none of the parties to any such transaction shall be obligated to make any representations, warranties or covenants other than representations as to authority, title to the equity interests being conveyed, and the absence of encumbrances.

(ii)                                  If the Nord Call Price or the Rollover Put Price is calculated based on projected EBITDA, the definitive purchase agreement shall include a customary post-closing adjustment mechanism to adjust such price based on the actual EBITDA calculated pursuant to the Company’s audited financial statements for such fiscal year.

(iii)                               The Nord Call Price, the Rollover Put Price or the Nord Put Price, as applicable, will be subject to a customary purchase price adjustment for debt, cash and net working capital substantially consistent with the purchase price adjustment mechanisms set forth in the Transaction Agreement, including the calculation of net working capital in substantially the same manner as set forth in the Transaction Agreement, including as calculated in the December 2014 column set forth in Schedule 2.7 to the Transaction Agreement.

(iv)                              The Nord Call Price, the Rollover Put Price or the Nord Put Price, as applicable, shall be paid in cash in immediately available funds to the account designated by the payee at least two (2) Business Days prior to the applicable closing.

(v)                                 The consideration payable to the Rollover Investor and the other Unit Holders upon consummation of the Nord Call Right or the Rollover Put Right shall be allocated among the Rollover Investor, the holders of the Blocker Stock and the other Unit Holders in accordance with Section 4.1(a) assuming no Class A Units are outstanding.

(vi)                              The definitive purchase agreement contemplated by this Section 7.5(e) shall (A) require a closing to occur thereunder within thirty (30) days after all conditions to closing set forth therein are satisfied, including (1) the expiration or termination of the waiting periods (and any extensions thereof) under Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder) and (2) approval from the governmental authority of the State of New York with responsibility for the supervision of elementary or secondary education in the State of New York and (B) include affirmative covenants requiring the parties to use commercially reasonable efforts to obtain the approvals described in clause (A) above.

(f)                                   EBITDA Determination.

(i)                                     Board Determination.  In any instance above in which EBITDA, projected or actual, is to be determined, the Board initially shall make such determination in good faith and provide Nord with written notice thereof.

(ii)                                  Protest Notice.  Following written notice of any determination of EBITDA by the Board, Nord shall have thirty (30) days to deliver a written notice to the Board of any objections, and the basis therefor, which Nord may have to calculation of EBITDA (a “Protest Notice”). The Protest Notice must set forth the specific line items of EBITDA to which Nord objects, as well as reasonable detail of the particulars of such disagreement (the “Disputed EBITDA Items”); provided that Nord may not assert a disagreement as to the definition of EBITDA hereunder.  If Nord does not deliver a Protest Notice within such thirty (30) day period, the Board’s determination of EBITDA will be conclusive and binding on the parties for all purposes hereunder.

(iii)                               Resolution of Protest.  Nord and the Board shall use commercially reasonable efforts to resolve, as soon as practicable, any Disputed EBITDA Items.  If the Board and Nord are unable to resolve any such objection with respect to the Disputed EBITDA Items within twenty (20) days following Nord’s delivery of a Protest Notice, then either the Board or Nord may refer the unresolved items in dispute (the “Unresolved EBITDA Items”) to the Accountants.  Promptly, but not later than thirty (30) days after acceptance of their appointment, or such longer period as Board and Nord may agree in writing, the Accountants will determine (based solely on written presentations to the Accountants by the Board and Nord and not by independent review) and will render a report as to the Unresolved EBITDA Items in dispute and the resulting calculation of EBITDA, which report will be conclusive and binding upon the parties for all purposes hereunder.  In resolving any disputed Unresolved EBITDA Item, the Accountants (A) may not assign a value to any particular item greater than the greatest value for such item claimed by either party or less than the lowest value for such item claimed by either party, in each case as presented to the Accountants, (B) shall act as an expert and not as an arbitrator, (C) may not propose for resolution any matters that are not Unresolved Closing Items and (D) may not take ex parte oral testimony from the parties or any other Person.  The fees and expenses of the Accountants shall be shared equally by the Company, on the one hand, and by Nord, on the other hand.

(g)                                  Notwithstanding anything herein to the contrary, in no event shall the (x) Rollover Investor be permitted to exercise the Rollover Put Right or (y) Nord be required to consummate a transaction as a result of an exercise of a Nord Call Right or Rollover Put Right, if, in each case, there shall have occurred, arisen or become known any adverse change to the business, condition (financial or otherwise), assets, liabilities or prospects of the Company that has resulted, or would reasonably be expected to result, in loss or liability to the Company or its Subsidiaries in excess of ten percent (10%) of the Rollover Put Price (with respect to the Rollover Put Right) or the Nord Call Price (with respect to the Nord Call Right), or which would otherwise materially impair the conduct of the Company’s business as conducted at the time of such exercise or at the time such transaction is to be consummated (a “Material Liability”).  For the avoidance of doubt, if the consummation of the transaction resulting from an exercise of the Nord Call Right or Rollover Put Right requires the consent of any landlord under a lease to which the Company (or any of its Subsidiaries) is a party, the parties agree and acknowledge that a Material Liability shall be deemed to exist if the parties fail to obtain the consent of such landlord and such lease is material to the operation of the Company’s business.  In the event of such a Material Liability, Nord shall not be required to consummate such transaction until such consent has been obtained in form and substance reasonably satisfactory to Nord.  Furthermore, in the event that a Nord Call Right or Rollover Put Right is exercised, an authorized officer of the Rollover Investor shall be required to deliver a certificate at the closing thereof certifying that no Material Liability has occurred.  Notwithstanding the foregoing, in the event a Material Liability occurs and the transaction contemplated by the Rollover Put Right, Nord Call

Right or Rollover Put Right are not consummated as a result of such Material Liability, then the Rollover Investor may initiate a Sale Process without giving effect to the ROFO or other limitations set forth in Sections 7.4 or 7.5.

7.6                               Withdrawal of Members.  No Member shall have the right to withdraw from the Company, except in the case of an Involuntary Withdrawal or transfer of all of such Member’s Units in accordance with the terms of this Agreement.  Immediately upon the occurrence of an Involuntary Withdrawal, the successor(s) of the Member so withdrawing shall thereupon become Economic Owner(s) but shall not become Member(s).

7.7                               No Appraisal Rights.  No Member or Economic Owner shall be entitled to any appraisal rights with respect to such Member’s or Economic Owner’s Units, whether individually or as part of any class or group of Members or Economic Owners, in the event of a Third Party Sale.

7.8                               Repurchase of Service Member’s Units other than Common Units.  Notwithstanding anything to the contrary contained herein, all Incentive Units held by a Service Member or beneficially owned by any Service Member or any of his or her transferees (the “Covered Units”) shall be subject to the Company’s right of repurchase or forfeiture under the circumstances and on the terms and conditions specified below, provided that if a Service Member has entered into a restricted units or similar agreement with the Company providing for repurchase and/or forfeiture of any Covered Units upon termination, the rights and obligations of the Company and such Service Member with respect to the repurchase and/or forfeiture of any Covered Units upon termination shall be as set forth in such agreement and Section 7.9(a) shall not apply with respect to such Service Member.  Covered Units that have become vested are referred to herein as “Vested Units.”  All Covered Units that have not vested are referred to herein as “Unvested Units”.

(a)                                 Repurchase and Forfeiture Upon Termination.  If any Service Member’s employment or service with the Company or its Subsidiaries (the “Employer”) is terminated for any reason, the following provisions shall apply:

(i)                                     in the event of termination of employment of the Service Member for any reason other than by the Employer for Cause, the Company shall have the right, but not the obligation, pursuant to procedures described in Section 7.9(c), to purchase all of such Service Member’s Vested Units for an aggregate price equal to the Fair Market Value of the Vested Units to be purchased as of the date of such termination of employment;

(ii)                                  in the event of termination of employment of the Service Member by the Employer for Cause, the Service Member shall forfeit automatically all Vested Units affective as of the date of such termination of employment; and

(iii)                               in the event of termination of employment of the Service Member for any reason, the Service Member shall forfeit automatically all Unvested Units affective as of the date of such termination of employment.

The Company’s option described in Section 7.9(a)(i) shall be exercisable by written notice to such Service Member or his or her executor or personal representative, as applicable, within 180 days of the effective date of such Service Member’s termination of employment or service with Employer.

(b)                                 Company’s Rights Upon Breach of Restrictive Covenant, Competition with the Company or Board Determined Cause Event.

(i)                                     If any Service Member breaches any Restrictive Covenant, the Company shall have the right, but not the obligation, to cause the forfeiture of any Vested Units.

(ii)                                  In the event of a Board Determined Competition or Board Determined Cause Event with respect to a Service Member, the Company shall have the right, but not the obligation pursuant to procedures described in Section 7.9(c), to purchase all of such Service Member’s Vested Units for an aggregate price equal to the Fair Market Value of such Units as of the date such determination by the Board; provided that the Company shall have the right to cause the forfeiture of all of such Vested Units if the event giving rise to such Board Determined Competition is that such Service Member competes with the Company and/or its Subsidiaries while employed by or providing services to the Company and/or its Affiliates.

(iii)                               The foregoing option shall be exercisable by written notice to such Service Member or his executor or personal representative, as applicable, on or before 180 days after the date such breach or competition with the Company is actually discovered by the Company.

(c)                                  Repurchase Procedures.  The Company shall have the right, but not the obligation, to purchase all or any non-forfeited Vested Units held by a Service Member by sending written notice to the Service Member within the 180-day period described in Section 7.9(a) or Section 7.9(b) above, as applicable.  Such a notice shall specify the closing date for the repurchase of any Vested Units by the Company.  The purchase price for the Vested Units shall be paid by the Company, in the Board’s election, (i) in cash at closing, (ii) by delivery of an unsecured promissory note subordinated and junior in right of payment to all other indebtedness of the Company, with customary terms and conditions, payable in four equal annual installments, with the first installment due on the first anniversary of the closing and the subsequent annual installments due on the successive anniversary dates of the closing, or (iii) in any combination thereof.  In the event that such notice is timely delivered, then, effective retroactively back to the date of termination (and regardless of when the consummation of the repurchase of the Vested Units is consummated), the terminated Member shall be deemed to have assigned all of its right, title and interest in and to the Vested Units to the Company and such Person shall cease to have any rights with respect to the Vested Units except only to receive the purchase price therefor as computed pursuant to this Section 7.9 and such Transferred Units shall be deemed cancelled on the Company’s books and shall no longer be outstanding.

7.9                               Repurchase of Service Member’s Non-Incentive Units.  Notwithstanding anything to the contrary contained herein, any Units (other than Incentive Units) held by a Service Member or beneficially owned by any Service Member or any of his or her transferees shall be subject to the Company’s right of repurchase under the circumstances and on the terms and conditions specified below, provided that if a Service Member has entered into a restricted units or similar agreement with the Company providing for repurchase and/or forfeiture of any such Units upon termination, the rights and obligations of the Company and such Service Member with respect to the repurchase or forfeiture of such Units upon termination shall be as set forth in such agreement, and Section 7.10(a) shall not apply with respect to such Service Member.

(a)                                 Repurchase Upon Termination.  If any Service Member’s employment or service with the Employer is terminated for any reason, then:

(i)                                     in the event of termination of employment of the Service Member for any reason other by the Employer for Cause, the Company shall have the right, but not the obligation, pursuant to procedures described in Section 7.9(c) above, to purchase all of such Service Member’s Units for an aggregate price equal to the Fair Market Value of such Units to be purchased as of the date of such termination of employment; and

(ii)                                  in the event of termination of employment of the Service Member by the Employer for Cause, the Company shall have the right, but not the obligation, pursuant to procedures described in Section 7.9(c) above, to purchase all of such Service Member’s Units for an aggregate price equal to the lesser of (A) the Fair Market Value of such Units to be purchased as of the date of such termination of employment, and (B) the issue price of such Units.

(b)                                 Company’s Rights Upon Breach of Restrictive Covenant, Competition with the Company or Board Determined Cause Event.

(i)                                     If any Service Member holding Common Units (or any Units other than Incentive Units) breaches any Restrictive Covenant, the Company shall have the right, but not the obligation pursuant to procedures described in Section 7.9(c), to purchase all of such Service Member’s Units for an aggregate price equal to the lower of (x) the Fair Market Value of such Units as of the date such breach is discovered by the Company, and (y) the issue price of such Units.

(ii)                                  In the event of a Board Determined Competition or Board Determined Cause Event with respect to a Service Member, the Company shall have the right, but not the obligation pursuant to procedures described in Section 7.9(c), to purchase all of such Service Member’s Units for an aggregate price equal to the Fair Market Value of such Units as of the date such determination by the Board.

(iii)                               Each of the foregoing options shall be exercisable by written notice to such Service Member or his executor or personal representative, as applicable, on or before 180 days after the date such breach is discovered by the Company or the Board makes such determination.

7.10                        Certain Consequences upon Termination for Cause.  Notwithstanding anything to the contrary in this Agreement or any other agreement between the Company and any Member, in the event that such Member’s employment by or engagement with the Company is terminated by the Company for Cause, (i) if such Member serves on the Board, such Member shall be deemed to have automatically resigned from the Board and shall no longer have any right to serve on the Board, (ii) if any of Units held by such Member have voting rights, all such Units held by such Member shall no longer have the right to vote on any matter submitted or required to be submitted to the vote of the Members, and (iii) the Company shall have the right to keep confidential, and such Member shall not be entitled to receive from the Company, the reports described in the first sentence of Section 9.4 or any other information related to the Company and its business, provided that such Member shall have the right to receive from the Company the tax information described in the second sentence of Section 9.4.

Article VIII
Dissolution, Liquidation, and Termination of the Company

8.1                               Events of Dissolution.  The Company shall be dissolved upon the decision of the Board to liquidate or dissolve the Company.

8.2                               Procedure for Winding Up and Dissolution.

(a)                                 If the Company is dissolved, the Board shall wind up its affairs.  On the winding up of the affairs of the Company, the assets of the Company shall be distributed in the following order of priority:

(i)                                     first, to pay the costs and expenses of the winding up, liquidation and termination of the Company;

(ii)                                  second, to creditors of the Company, including any liabilities and obligations payable to Nord, any other holder of an interest in the Note, the Members or Affiliates of the Members;

(iii)                               third, to establish reserves determined by the Board to be reasonably adequate to meet any and all contingent or unforeseen liabilities or obligations of the Company; and

(iv)                              fourth, in accordance with Section 4.1(a).

(b)                                 Notwithstanding anything to the contrary in this Agreement, upon a liquidation within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), if any Member has a deficit Capital Account balance (after giving effect to all contributions, distributions, allocations and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company and the deficit balance in such Member’s Capital Account shall not be considered an asset of the Company or as a debt owed by such Member to the Company or to any other Person for any purpose whatsoever.

8.3                               Cancellation of Certificate.  On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary, cancel any other filings made pursuant to Section 2.1 and take such other actions as may be necessary to terminate the Company.

8.4                               No Action for Dissolution.  The Members acknowledge that irreparable damage would be done to the goodwill and reputation of the Company if any Member should bring an action in court to dissolve the Company.  This Agreement has been drawn carefully to provide fair treatment of all parties and equitable payment in liquidation of the interests of all Members.  Accordingly, each Member hereby waives and renounces its right to initiate legal action to seek dissolution or to seek the appointment of a receiver or trustee to liquidate the Company.

Article IX
Books, Records, Accounting, and Tax Elections

9.1                               Bank Accounts.  All funds of the Company shall be deposited in a bank account or accounts maintained in the Company’s name.  The Board shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the Persons who will have authority with respect to the accounts and the funds therein.

9.2                               Books and Records.

(a)                                 The Board shall keep or cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the Company’s business.  The records shall include, but not be limited to, a copy of the Certificate of Formation of the Company and this Agreement and all amendments to the Certificate of Formation of the Company and this Agreement, a current list of the names and last known business, residence, or mailing addresses of all Members, and the Company’s Federal, state or local tax returns.  Each Member hereby expressly waives any right to know or find out the identities and addresses of any other Member.

(b)                                 The financial books and records shall be kept on the cash or accrual method of accounting, as determined from time to time by the Board, and shall be maintained in accordance with sound accounting practices.  The books and records of the Company (including financial and non-financial books and records) shall be available at the Company’s principal office for examination only by those Common Members who have participated sin all rounds of capital raises (and not any other Member) or such Common Member’s duly authorized representative at any and all reasonable times during normal business hours; provided, however, that the Board shall have the right in its discretion to keep confidential from the Common Members, for such period of time as the Board deems appropriate, any information that the Board reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board in good faith believes is not in the best interest of the Company or its business or that the Company is required by law or agreement with a third party to keep confidential.  Each Common Member who does inspect any books and records shall reimburse the Company for all costs and expenses incurred by the Company in connection with such Common Member’s inspection and copying of the Company’s books and records, including the costs and the expenses of the Company in disputing such inspection.  Except as otherwise determined by the Board in its sole discretion, the Members (other than the Common Members described above) shall have no right to obtain access to, or copies of, the books and records of the Company under any circumstances whatsoever.

(c)                                  Notwithstanding the provisions of Sections 9.2(a) and (b) hereof, if for whatever reason there is a Member (other than Nord) who may otherwise have rights to inspect the books and records of the Company, and such Member is no longer providing services to the Company on a regular and consistent basis, such Member is hereby deemed to have waived any right to inspect any books and records of the Company.  The parties expressly agree that these provisions are intended to supersede and/or supplant any and all of the provisions of Section 18-305 of the Act or any other provision of law intending to confer similar inspection rights on Members.

(d)                                 All matters concerning (i) the determination of the relative amount of allocations and distributions among the Members pursuant to Articles III and IV and (ii) accounting procedures and determinations, and other determinations not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Board, whose determination shall be final and conclusive as to all of the Members absent manifest clerical error.

9.3                               Annual Accounting Period.  The annual accounting period of the Company shall end on December 31.  The Company’s taxable year shall be selected by the Board, subject to the requirements and limitations of the Code.

9.4                               Reports.  Within ninety (90) days after the end of each taxable year of the Company, and within forty five (45) days after the end of each fiscal quarter, the Board shall use its good faith efforts to cause to be sent to each Member holding Common Units a complete accounting (including audited (or in the case of any fiscal quarter, unaudited) financial statements (including a balance sheet, income statement and statement of cash flows)) of the affairs of the Company for the taxable year then ended.  In addition, within ninety (90) days after the end of each taxable year of the Company, the Board shall use its good faith efforts to cause to be sent to each Person who was a Unit Holder at any time during the taxable year then ended, that tax information concerning the Company which is necessary for preparing the Unit Holder’s income tax returns for that year.

9.5                               Tax Matters Partner; Tax Elections.  Rollover Investor is hereby designated the “tax matters partner” of the Company pursuant to the requirements of Section 6231(a)(7) of the Code.  The Board may make any tax elections for the Company allowed under the Code, or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.  At the reasonable request of any Member, the Company shall make an election under Section 754 of the Code, which shall not be revoked without the consent of the Member who requested it. No party hereto will take any position on any tax return that is inconsistent with such treatment unless otherwise required by applicable law.

Article X
General Provisions

10.1                        Further Assurances.  Each Member shall execute all such certificates and other documents and shall do all such filing, recording, publishing and other acts as the Board deems appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

10.2                        Notifications.  Except as otherwise provided in this Agreement, any notice, demand, consent, election, offer, approval, request, or other communication (collectively, a “notice”) required or permitted hereunder must be in writing and either delivered personally, sent by certified or registered mail, postage prepaid, return receipt requested, sent by facsimile or sent by recognized overnight delivery service.  A notice must be addressed to a Member at the Member’s last known address (or facsimile number) on the records of the Company.  A notice to the Company must be addressed to the Company at the Company’s principal office (or facsimile number).  A notice delivered personally will be deemed given only when acknowledged in writing by the person to whom it is delivered.  A notice that is sent by mail will be deemed given three (3) business days after it is mailed.  A notice sent by facsimile will be deemed given on the next business day after the date of such delivery so long as a copy also is sent by other means permitted hereunder.  A notice sent by recognized overnight delivery service will be deemed given when received or refused.  Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; and, thereafter, notices are to be directed to those substitute addresses or addressees.

10.3                        Specific Performance.  The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to fully remedy the injury.  Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement by a Member, the Company (in addition to any other rights and remedies that may be available under this Agreement, any other agreement or under any law) shall be entitled (without posting a bond or other security) to one or more preliminary or permanent orders (a) restraining and enjoining any act which would constitute a breach or (b) compelling the performance of any obligation which, if not performed, would constitute a breach.

10.4                        Amendment; Waivers.

(a)                                 Except as expressly provided in this Section 10.4 (including Section 10.4(c)), this Agreement may be amended, modified or supplemented, and waivers of or consents to departures from the provisions hereof may be given, from time to time only by a written instrument approved by the Board and a Majority-in-Interest of the Members.

(b)                                 Notwithstanding the foregoing, but subject to Section 10.4(c), the Board shall have the right, without the consent of a Majority-in-Interest of the Members, to amend this Agreement, including, without limitation, Exhibit A hereto, in such fashion as may be reasonably required to reflect any of the following transactions: (i) to reflect the issuance of Additional Securities and/or the admission of Substituted Members or Additional Members in accordance with the terms of this Agreement (including pursuant to Section 3.2 when the Members did not exercise their preemptive rights and to reflect any corresponding modifications of the Members’ Units, capital or other provisions of this Agreement as a result of any additional Capital Contributions pursuant to Sections 3.2(a) and (b)), or (ii) to delete or add any provision in this Agreement required to be deleted or added by a state “Blue Sky” commissioner or similar such official, which deletion or addition is deemed by such official to be for the benefit of the

Members.  The Members hereby specifically consent to an amendment of this Agreement from time to time in such manner as is reasonably determined by the Board, upon the advice of counsel for the Company, to be necessary or reasonably helpful to ensure that the allocations of profits and losses and individual items thereof are given effect for federal income tax purposes, including any amendments determined by the Board, in consultation with counsel to the Company, to be necessary to comply with the Regulations under Section 704 of the Code, or, on or before the effective date of final regulations, to provide for (A) the election of a safe harbor under Regulations Section 1.83-3(1) (or any similar provision) under which the fair market value of an interest in the Company that is transferred in connection with the performance of services is treated as being equal to the liquidation value of that interest, (B) an agreement by the Company and all of its Members to comply with the requirements set forth in such regulations and Internal Revenue Service Notice 2005-43 (and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all interests in the Company transferred in connection with the performance of services while the election remains effective, and (C) any other related amendments; provided that, without the consent of a Majority-in-Interest of the Members, no election or amendment shall be made pursuant to this Section 10.4(b) if the safe harbor, when finalized, is substantially different from that set forth in Notice 2005-43 and the application of the safe harbor would result in materially adverse consequences to the Members.

(c)                                  Notwithstanding the foregoing, so long as Nord or any of its Permitted Transferees owns any Class A Units, no amendment to this Agreement, which would reasonably be expected to adversely affect Nord’s or its Affiliates’ rights hereunder or otherwise has a disproportionate and adverse impact on Nord or its Affiliates as compared to any other Member, shall take effect without the prior written consent of Nord.

10.5                        Jurisdiction.

(a)                                 Consent to Jurisdiction.  Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by another party hereto or its successors or assigns shall be brought and determined exclusively in the United States District Court for the Southern District of New York.  Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by applicable law, will be valid and sufficient service thereof.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or the any of the matters contemplated by this Agreement in any court or tribunal other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 10.5(a), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(b)                                 WAIVER OF JURY TRIAL.  AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

10.6                        GOVERNING LAW.  ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBIT HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF NEW YORK.

10.7                        Notice to Members of Provisions.  By executing this Agreement, each Member acknowledges that such Member has actual notice of (a) all of the provisions hereof (including the restrictions on Transfer set forth herein), and (b) all of the provisions of the Certificate of Formation of the Company.

10.8                        Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a substantive part of this Agreement.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine, or neuter forms, and the singular form of nouns, pronouns, and verbs shall include the plural and vice versa.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.  Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof.  Without limiting the generality of the immediately preceding sentence, no amendment or other modification to any agreement, document, or instrument that requires the consent of any Person pursuant to the terms of this Agreement or any other agreement will be given effect hereunder unless such Person has consented in writing to such amendment or modification.  The use of the words “or,” “either,” and “any” shall not be exclusive.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.  Wherever a conflict exists between this Agreement and any other agreement, this Agreement shall control but solely to the extent of such conflict.

10.9                        Severability.  Each provision hereof shall be considered separable.  The invalidity or unenforceability of any provisions hereof in any jurisdiction shall not affect the validity, legality or enforceability of the remainder hereof in such jurisdiction or the validity, legality or enforceability hereof, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.  If, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair or affect the other provisions herein.

10.10                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document.

10.11                 Attorneys’ Fees.  In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and expenses from the non-prevailing party in addition to any other available remedy.

10.12                 Creditors.  None of the provisions of this Agreement shall be for the benefit of or be enforceable by any creditors of the Company or any of its Affiliates, and no creditor who makes a loan to the Company or any of its Affiliates may have or acquire (except pursuant to the terms of a separate agreement executed by the Company in favor of such creditor) at any time as a result of making the loan any direct or indirect interest in the Company’s Profits, Losses, distributions, capital or property other than as a secured creditor.  Notwithstanding the foregoing, Nord is an express third party beneficiary of this Agreement so long as it or its Affiliate holds any interest in the Note, and shall be entitled to enforce the provisions hereof against the Company and the other Members for all purposes and in all respects as if Nord were a party to this Agreement.

10.13                 Offset Against Amounts Payable.  Whenever the Company is to pay any sum to any Unit Holder or any Affiliate or related Person thereof, any amounts that such Unit Holder or such Affiliate or related Person owes to the Company or any of its Subsidiaries may be offset or deducted from that sum before payment.

10.14                 Legal Counsel.  The Company has engaged Katten Muchin Rosenman LLP (“Katten”) as legal counsel to the Company.  No legal counsel has been engaged by the Company to protect or otherwise represent the interests of the Unit Holders, Members or the Board or any Director.  Each Director and each Unit Holder: (a) approves Katten’s representation of the Company in the preparation of this Agreement; (b) acknowledges that no legal counsel has been engaged by the Company to protect or otherwise represent the interests of the Unit Holders or the Board or any Director, that Katten has not been engaged by any Unit Holder or the Board to protect or represent the interests of such Unit Holder or the Board vis-à-vis the Company in connection with the preparation of this Agreement, and that actual or potential conflicts of interest may exist among the Unit Holders and the Board in connection with the preparation of this Agreement (with the consequence that a Unit Holder’s or the Board’s interests may not be vigorously represented unless such Unit Holder or the Board engages its own legal counsel); and (c) acknowledges further that such Unit Holder, the Board and each Director has been afforded the opportunity to engage and seek the advice of its own legal counsel before entering into this Agreement.  In addition, each Director and each Unit Holder: (i) acknowledges the possibility of a future conflict or dispute among Unit Holders or between any Unit Holder or Unit Holders, the Company and/or the Board; (ii) agrees that Katten may represent the Company in connection with any such conflict or dispute and, in the case of any conflict or dispute among Unit Holders or between any Unit Holder and a Director and/or not involving the Company or any of its Subsidiaries or other Affiliates, the Board or any Unit Holder in connection with any such conflict or dispute, and, to the extent permitted under the Illinois Rules of Professional Conduct and any other applicable rules governing the professional conduct of attorneys (the “Professional Rules”), waives its right to object to such representation (including, but not limited to, on the grounds of any actual or potential conflict of interests); and (iii) acknowledges the possibility that, pursuant to operation of the Professional Rules, Katten may be precluded from representing the Company and/or any Unit Holder or the Board in connection with any such conflict or dispute (even if Katten has represented the Company and/or such Unit Holder or the Board with regard to other matters).  Nothing in this Section 10.13 shall preclude the Company from selecting different legal counsel to represent it at any time in the future.

10.15                 Binding Provisions.  This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

10.16                 Entire Agreement.  This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts the Original Agreement and any other prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

10.17                 Survival.  Sections 4.6(b), 5.5 and 6.6  shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the Company.

10.18                 Number of Units.  References in this Agreement to the number of Units held by any Unit Holder at any time shall be adjusted (a) proportionately to reflect any equity split, equity combination, in-kind equity distribution, recapitalization or similar transaction involving equity of the Company occurring after the date hereof and (b) otherwise in accordance with Section 3.2(a)(ii).

10.19                 Delivery by Facsimile.  This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

*      *      *      *      *

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Operating Agreement of Léman Manhattan Preparatory School, LLC as of the date first written above.

COMPANY:

Léman Manhattan Preparatory School, LLC

By:
Name:
Title:

MEMBERS:

Meritas Schools Holdings, LLC

By:
Name:
Title:

1

EXHIBIT A

(as of [           ], 2015) *

Name of Member	Class A Units	Class B Units	Capital Contribution
Meritas Schools Holdings, LLC	—	90	$	[ ]
Total	—	90	$	[ ]

ANNEX C: FORM OF LEMAN SERVICES AGREEMENT

[Annex C has been omitted. Annex C includes a form of Leman Services Agreement. The company agrees to provide supplementally a copy of Annex C to the Commission upon request.]

ANNEX D: FORM OF TRADEMARK LICENSE AGREEMENT

[Annex D has been omitted. Annex D includes a form of Trademark License Agreement. The company agrees to provide supplementally a copy of Annex D to the Commission upon request.]

ANNEX E: FORM OF TRADEMARK LICENSE AGREEMENT (NORD ANGLIA)

[Annex E has been omitted. Annex E includes a form of Trademark License Agreement (Nord Anglia). The company agrees to provide supplementally a copy of Annex E to the Commission upon request.]